                                                                    EXHIBIT 10.1

================================================================================

                                  $325,000,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among

                          ALLIED SECURITY HOLDINGS LLC,

                                  as Borrower,

              The Several Lenders from Time to Time Parties Hereto,

                                 SOVEREIGN BANK,

                              as Syndication Agent,

              CIT LENDING SERVICES CORPORATION, ING CAPITAL LLC and
                         PNC BANK, NATIONAL ASSOCIATION,

                           as Co-Documentation Agents,

                                       and

                      BEAR STEARNS CORPORATE LENDING INC.,

                             as Administrative Agent

                            Dated as of July 20, 2006

================================================================================

  BEAR, STEARNS & CO. INC., as Sole Lead Arranger and Sole Book Running Manager

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

   2.8        Procedure for Swingline Borrowing; Refunding of

                                      -i-

   5.1        Conditions to the Restatement Effective Date Extension

                                      -ii-

   7.9        Optional Payments and Modifications of Certain Debt

                                     -iii-

   10.16      WAIVERS OF JURY TRIAL......................................    86
   10.17      Acknowledgement and Agreement..............................    86
   10.18      Lender Addenda.............................................    86
   10.19      Supplemental Schedules.....................................    86
   10.20      Existing Credit Agreement Superseded.......................    86

                                      -iv-

SCHEDULES:

4.1(b)   Financial Condition
4.4      Consents, Authorizations, Filings and Notices
4.6      Litigation
4.9      Intellectual Property
4.10     Taxes
4.12     Labor Matters
4.15     Subsidiaries
4.19     UCC Filings
7.2(d)   Existing Indebtedness
7.3(f)   Existing Liens
7.8      Investments
7.10     Transactions with Affiliates
7.15     Restrictions on Subsidiary Distributions

EXHIBITS:

A-1      Form of Reaffirmation Agreement re: Guarantee and Collateral Agreement
A-2      Form of Reaffirmation Agreement re: Pledge Agreement
B        Form of Compliance Certificate
C        Form of Closing Certificate
D        Form of Assignment and Assumption
E-1      Form of Legal Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
E-2      Form of Legal Opinion of Jones Vargas
E-3      Form of Legal Opinion of Wolf, Block, Schorr and Solis-Cohen LLP
E-4      Form of Legal Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
F        Form of Exemption Certificate
G        Form of Solvency Certificate
H-1      Form of Conversion Notice
H-2      Form of Lender Addendum
I-1      Form of Term Loan D Note
I-2      Form of Revolving Loan Note
I-3      Form of Swingline Loan Note
J        Form of Joinder Agreement

                                       -v-

          AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of
July 20, 2006, among ALLIED SECURITY HOLDINGS LLC, a Delaware limited liability company (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), SOVEREIGN
BANK, as syndication agent (in such capacity, the "Syndication Agent"), CIT
LENDING SERVICES CORPORATION, ING CAPITAL LLC and PNC BANK, NATIONAL
ASSOCIATION, as co-documentation agents (in such capacity, the "Co-Documentation
Agents"), BEAR STEARNS CORPORATE LENDING INC., as Administrative Agent (as
hereinafter defined), and BEAR, STEARNS & CO. INC., as sole lead arranger and sole book running manager.

                                   WITNESSETH:

     WHEREAS, the Borrower, certain banks and other financial institutions or entities (the "Existing Lenders"), Sovereign Bank, as syndication agent, CIT
Lending Services Corporation, ING Capital LLC and PNC Bank, National
Association, as co-documentation agents, BSCL, as administrative agent, and Bear
Stearns, as sole lead arranger and sole book running manager, are parties to that certain Credit Agreement, dated as of August 2, 2004 (as heretofore amended, supplemented or otherwise modified, the "Existing Credit Agreement"), pursuant to which the Existing Lenders have extended certain credit facilities to Borrower;

     WHEREAS, Borrower desires to amend and restate the Existing Credit
Agreement in its entirety to make certain changes as more fully set forth herein, which amendment and restatement shall become effective upon satisfaction of the conditions precedent set forth herein; and

     WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement and that this Agreement amend and restate in its entirety the Existing Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Citibank, N.A. in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime
Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

          "Additional Lender": each Person (other than a Converted Lender in its capacity as such) that agrees to make Term Loans D on the Restatement Effective
Date.

                                                                               2

          "Additional Term Commitment": the commitment of a Person, in the amount set forth in the Lender Addendum delivered by such Person, to fund
Additional Term Loans on the Restatement Effective Date. The aggregate principal amount of Additional Term Commitments on the Restatement Effective Date is
$84,918,000.

          "Additional Term Loans": as defined in Section 2.1.

          "Administrative Agent": Bear Stearns Corporate Lending Inc., together with its affiliates, as the administrative agent for the Lenders under this
Agreement and the other Loan Documents, together with any of its successors.

          "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. In no case shall any Agent or Lender be deemed to be an Affiliate of any Group Member or any Affiliate thereof, for purposes of this Agreement or any other Loan Document, solely because of such Agent or Lender being a party to this Agreement or any other Loan Document.

          "Agents": the collective reference to the Syndication Agent, the
Co-Documentation Agents, the Arranger and the Administrative Agent.

          "Aggregate Exposure": with respect to any Lender at any time, an aggregate amount equal to (a) until the Restatement Effective Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term
Loans and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such
Lender's Revolving Extensions of Credit then outstanding.

          "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          "Agreement": this Amended and Restated Credit Agreement, dated as of
July 20, 2006, as it may be amended, supplemented or otherwise modified from time to time.

          "Anti-Terrorism Laws" shall mean Executive Order No. 13224, the
Patriot Act, the laws comprising or implementing the Bank Secrecy Act and the laws administered by the United States Treasury Department's Office of Foreign
Asset Control (each as from time to time in effect) and any similar laws relating to terrorism.

          "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                      ABR Loans   Eurodollar Loans
                      ---------   ----------------
Revolving Loans and
Swingline Loans          3.50%          4.50%
Term Loans               2.00%          3.00%

                                                                               3

          "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of
Credit.

          "Approved Fund": as defined in Section 10.6(b).

          "Arranger": Bear, Stearns & Co. Inc., together with its affiliates, as arranger of the Commitments.

          "Asset Sale": any Disposition of property or series of related
Dispositions of property, including any issuance or sale of Capital Stock of a
Subsidiary (excluding any such Disposition permitted by clause (a), (b), (c),
(d), (e), (g), (j) or (k) of Section 7.5), that yields Net Cash Proceeds to any
Group Member in excess of $500,000. Notwithstanding the foregoing, any
Disposition of property or series of related Dispositions of property by the
Borrower or any of its Subsidiaries that constitutes an Asset Sale under and as defined in the Senior Subordinated Note Indenture shall be an Asset Sale hereunder if the Net Cash Proceeds of such Disposition or Dispositions would
(but for this sentence) be required to be used to prepay or purchase Senior
Subordinated Notes.

          "Assignee": as defined in Section 10.6(b).

          "Assignment and Assumption": an Assignment and Assumption,
substantially in the form of Exhibit D.

          "Audited Financial Statements": as defined in Section 4.1(b).

          "Available Revolving Commitment": as to any Revolving Lender at any
time, an amount equal to the excess, if any, of (a) such Lender's Revolving
Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving
Extensions of Credit for the purpose of determining such Lender's Available
Revolving Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

          "Benefitted Lender": as defined in Section 10.7(a).

          "Blocked Person": as defined in Section 4.23(b).

          "Board": the Board of Governors of the Federal Reserve System of the
United States (or any successor).

          "Borrower": Allied Security Holdings LLC, a Delaware limited liability company.

          "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

          "Business": as defined in Section 4.17(b).

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City (and, with respect to Letters of Credit,
Pittsburgh, Pennsylvania) are authorized or required by law to close; provided, that with respect to notices and determinations in connection with, and payments of principal of and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                                                                               4

          "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease Obligations": as to any Person, the obligations of such
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation)
and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b)
certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of three months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's
Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b)
of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any
Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended,
(ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

          "Change of Control": (i) if at any time, prior to a Qualifying IPO, the Sponsor Group shall cease to beneficially own, directly or indirectly, at least a majority of the outstanding voting and economic membership interests of the Borrower or if a "Change of Control" under and as defined in the Senior
Subordinated Note Indenture shall occur and (ii) if at any time after a
Qualifying IPO, (a) any "person" or group" (as such terms are used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act")), excluding the Sponsor Group, shall become, or obtain rights
(whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than the greater of (x)

                                                                               5

35% of the outstanding Capital Stock of the Borrower, and (y) the amount of the
Capital Stock of the Borrower then beneficially owned by the Sponsor Group, or
(b) a "Change of Control" under and as defined in the Senior Subordinated Note
Indenture shall occur.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all property of the Loan Parties and the Pledgors, now owned or hereafter acquired, upon which a Lien is created by any Security
Document.

          "Commitment": as to any Lender, the sum of the Term Commitment and the
Revolving Commitment of such Lender.

          "Commitment Fee Rate": 0.75% per annum; provided, that so long as no
Default or Event of Default has occurred and is continuing, the Commitment Fee
Rate shall be adjusted, on and after the first Adjustment Date (as defined below) occurring after the completion of two full fiscal quarters of the
Borrower after the Restatement Effective Date based on changes in the
Consolidated Leverage Ratio, with such adjustments to become effective on the date that is three Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 6.1 (the date any such adjustment shall become effective, each, an "Adjustment Date") and to remain in effect until the next adjustment to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest Commitment Fee Rate set forth in the table shown below shall apply. On each Adjustment Date, the Commitment Fee Rate shall be adjusted to be equal to the Commitment Fee Rate opposite the Pricing Level determined to exist on such Adjustment Date from the financial statements relating to such
Adjustment Date.

Pricing Level   Commitment Fee Rate
-------------   -------------------
       I             0.75%
      II             0.50%

As used herein, the following rules shall govern the determination of Pricing
Levels on each Adjustment Date:

          "Pricing Level I" shall exist on an Adjustment Date if the
     Consolidated Leverage Ratio for the relevant period of four consecutive fiscal quarters is greater than or equal to 3.5 to 1.

          "Pricing Level II" shall exist on an Adjustment Date if the
     Consolidated Leverage Ratio for the relevant period of four consecutive fiscal quarters is less than 3.5 to 1.

          "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section
4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate": a certificate duly executed by a Responsible
Officer substantially in the form of Exhibit B.

          "Co-Documentation Agents": as defined in the preamble hereto.

          "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by

                                                                               6

such Lender in a written instrument; provided, that the designation by any
Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its
Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.19, 2.20, 2.21 or
10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

          "Confidential Information": as defined in Section 10.15.

          "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

          "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the
Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

          "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans, the Letters of
Credit and the Senior Subordinated Notes), (c) depreciation and amortization expense, (d) any extraordinary non-cash expenses or losses, (e) any costs and expenses incurred in connection with (i) the transactions consummated under the
Transaction Documents and (ii) the Initial Consent Solicitation, (f) one-time severance expense in an aggregate amount not to exceed $900,000 in the fiscal quarters ended December 31, 2005 and March 31, 2006, in the aggregate, (g) any other non-cash charges, expenses or losses, (h) expenses for the purchase of uniforms in the ordinary course of business, and (i) reasonable costs and expenses reasonably attributable to any Permitted Acquisition whether or not consummated provided that any such costs and expenses attributed to any
Permitted Acquisition which is not consummated shall not exceed $2,500,000 over the term of this Agreement; provided further, that to the extent any of the income of any Person is excluded from Consolidated Net Income pursuant to the definition thereof for such period, any amounts set forth in the preceding clauses (a) through (i) that are attributable to such Person shall not be included herein for such period, and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i)
interest income, (ii) any extraordinary or non-recurring income or gains
(including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any other non-cash income and (b) any cash payments made during such period in respect of items described in clause (d) or (g) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.
For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such
Reference Period the Borrower or any Subsidiary shall have made any Material
Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the

                                                                               7

property that is the subject of such Material Disposition for such Reference
Period or increased by an amount equal to the Consolidated EBITDA (if negative)
attributable thereto for such Reference Period and (ii) if during such Reference
Period the Borrower or any Subsidiary shall have made a Material Acquisition,
Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period; provided that the Consolidated EBITDA for any applicable Reference Period shall be calculated to include pro forma cost savings for each fiscal quarter as set forth below:

              Fiscal Quarter                Cost Savings
              --------------                ------------
July 1, 2006 through September 30, 2006      $5,525,000
October 1, 2006 through December 31, 2006    $5,350,000
January 1, 2007 through March 31, 2007       $5,175,000
April 1, 2007 through June 30, 2007          $4,560,000
July 1, 2007 through September 30, 2007      $3,690,000
October 1, 2007 through December 31, 2007    $2,480,000
January 1, 2008 through March 31, 2008       $1,275,000
April 1, 2007 through June 30, 2008          $  510,000

          As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a)
constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock or equivalent of a Person and (b) involves the payment of consideration by the
Borrower and its Subsidiaries in excess of $250,000; and "Material Disposition"
means any Disposition of property or series of related Dispositions of property that yields Net Cash Proceeds to the Borrower or any of its Subsidiaries in
excess of $250,000 during any fiscal year.

          "Consolidated Interest Coverage Ratio": for any period, the ratio of
(a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the
Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to all outstanding Indebtedness of the
Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP and any interest expenses incurred in respect of the financing of insurance premiums).

          "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

          "Consolidated Net Income": for any period, the consolidated net income
(or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a
Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its
Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the

                                                                               8

undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such
Subsidiary.

          "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Working Capital": at any date, the excess of
Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Control Agreements": (i) the Collateral Account Control Agreement,
dated as of August 2, 2004, among SpectaGuard Acquisition, the Administrative
Agent and PNC Bank, National Association; (ii) the Deposit Account Control
Agreement, dated as of August 2, 2004, among Barton Protective Services LLC, the
Administrative Agent and Wachovia Bank, National Association; and (iii) the
Deposit Account Control Agreement, dated as of August 2, 2004, among Barton
Protective Services LLC, the Administrative Agent, and Bank of America, N.A.;
and (iv) all other Control Agreements to be executed and delivered by the
Borrower and each Subsidiary Guarantor, in a form that is reasonably satisfactory to the Administrative Agent.

          "Conversion Notice": an instrument, substantially in the form of
Exhibit H-1, by which an Existing Lender becomes a party to this Agreement as of the Restatement Effective Date.

          "Converted Term Loans": Existing Term Loans subject to a Conversion
Notice executed and delivered to the Administrative Agent by a Converting
Lender.

          "Converting Lender": each Lender that agrees, in a Conversion Notice, to convert its Existing Term Loans into Converted Term Loans.

          "Cure Right": as defined in Section 8.2(a).

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Dollars" and "$": dollars in lawful currency of the United States.

          "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law
(including common law) regulating, relating to or imposing liability or

                                                                               9

standards of conduct concerning pollution or protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as
amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a
Eurodollar Loan, the aggregate (without duplication) of the maximum rates
(expressed as a decimal fraction) of reserve requirements in effect on such day
(including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in
Regulation D of the Board) maintained by a member bank of the Federal Reserve
System.

          "Eurodollar Base Rate": with respect to each day during each Interest
Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest
Period commencing on the first day of such Interest Period appearing on Page
3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest
Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 8, provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net
Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, over (b) the sum, without duplication, of (i) the amount of all

                                                                              10

non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures permitted pursuant to the terms of this Agreement (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the
Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all principal payments of Funded Debt
(including the Term Loans) of the Borrower and its Subsidiaries permitted pursuant to the terms of this Agreement made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in
Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its
Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such
Consolidated Net Income, (vii) Tax Distributions, (viii) payments under non-compete agreements entered into in connection with the acquisition by
SpectaGuard Acquisition of Professional Security Bureau LLC in an amount not to exceed $2,500,000 in the aggregate from and after the Original Closing Date, and
(ix) the aggregate amount of reasonable and documented cash expenditures made in connection with Permitted Acquisitions during such fiscal year.

          "Excess Cash Flow Application Date": as defined in Section 2.12(d).

          "Excess Cash Flow Percentage": 50%; provided, that the Excess Cash
Flow Percentage for any fiscal year shall be reduced to 25% if the Consolidated
Leverage Ratio as of the last day of such fiscal year is not greater than 3.5 to
1.

          "Excluded Foreign Subsidiary": any entity organized under the laws of a jurisdiction other than the United States or any political subdivision thereof.

          "Excluded Taxes": as defined in Section 2.20(a).

          "Existing Credit Agreement": as defined in the recitals hereto.

          "Existing Lenders": as defined in the recitals hereto.

          "Existing Revolving Loans": loans designated as "Revolving Loans"
under the Existing Credit Agreement immediately prior to the Restatement
Effective Date.

          "Existing Term Loans": loans designated as "Term Loans C" under the
Existing Credit Agreement immediately prior to the Restatement Effective Date.

          "Facility": each of (a) the Term Commitments and the Term Loans made thereunder (the "Term Facility") and (b) the Revolving Commitments and the
extensions of credit made thereunder (the "Revolving Facility").

          "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal
Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Bear Stearns Corporate
Lending Inc. from three federal funds brokers of recognized standing selected by
it.

                                                                              11

          "Fee Payment Date": (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the
Revolving Commitment Period.

          "Fully Satisfied" or "Full Satisfaction": shall mean, with respect to:

          (a) the Payment Obligations as of any date, that on or before such date, (i) the principal of and interest accrued to such date on such Payment
Obligations shall have been paid in full in cash, (ii) Letters of Credit shall have expired, been terminated or shall have been Fully Secured, (iii) all fees, expenses and other amounts then due and payable which constitute Payment
Obligations shall have been paid in full in cash and (iv) the Commitments shall have expired or irrevocably been terminated; and

          (b) the Obligations as of any date, that, on or before such date, (i)
the Payment Obligations shall have been Fully Satisfied (as provided in clause
(a) above) and (ii) all Obligations in respect of each Specified Swap Agreement shall have been paid in full in cash or shall have been secured by a collateral arrangement satisfactory to the Qualified Counterparty in its sole discretion.

          "Fully Secured": shall mean, with respect to any Letter of Credit as of any date, that, on or before such date, the undrawn L/C Obligations with respect to such Letter of Credit shall have been secured by the grant to the
Issuing Lender with respect to such Letter of Credit by the Borrower of a first priority, perfected security interest in, and Lien on, cash in an amount and pursuant to documentation satisfactory to the Issuing Lender with respect to such Letter of Credit.

          "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such
Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such
Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the
Loans.

          "Funding Office": the office of the Administrative Agent specified in
Section 10.2 or such other office as may be specified from time to time by the
Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

          "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any
Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.
Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting
Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting
Standards Board of the American Institute of Certified Public Accountants or, if
applicable, the SEC.

                                                                              12

          "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

          "Group Members": the collective reference to the Borrower and its
Subsidiaries.

          "Guarantee and Collateral Agreement": the Guarantee and Collateral
Agreement, dated as of August 2, 2004, by each of the Grantors listed therein, in favor of the Administrative Agent for the Lenders, and all amendments, supplements or modifications thereto.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another
Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the
"primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term
Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee
Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantors": the collective reference to the Subsidiary Guarantors.

          "Increased Amount Date": as defined in Section 2.25.

          "Indebtedness": of any Person at any date, without duplication, (a)
all indebtedness of such Person for borrowed money, (b) all obligations of such
Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business and any Permitted Payments), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such property), (e) all Capital Lease
Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements (to the extent any such acceptance, letter of credit, surety bond or similar arrangement has been drawn and the amounts drawn have not been reimbursed to the issuer of such acceptance, letter of credit, surety bond or similar arrangement), (g) the

                                                                              13

liquidation value of all mandatorily redeemable preferred Capital Stock of such
Person (excluding any membership interests subject to put rights pursuant to the
Operating Agreement as in effect on the date hereof), (h) all Guarantee
Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any
Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 7.2 and Section 8(f) only, all net payment obligations of such Person in respect of Swap Agreements. The
Indebtedness of any Person shall include the Indebtedness of any other entity
(including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

          "Initial Consent Solicitation": the solicitation of consents from the holders of Senior Subordinated Notes for the amendment of the Senior
Subordinated Note Indenture pursuant to the Consent Solicitation Statement dated
June 16, 2006 (as amended or supplemented from time to time).

          "Initial Security": Initial Security LLC, a Nevada limited liability company.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent": pertaining to a condition of Insolvency.

          "Insurance Premium Financing": the financing of annual insurance premiums with a stated maturity not to exceed one year.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intercompany Note": the Subordinated Intercompany Note, dated as of
August 2, 2004, executed and delivered prior to the date hereof by each Group
Member.

          "Interest Payment Date": (a) as to any ABR Loan (other than any
Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan,
(b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an
Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof with respect to the amount so repaid or prepaid and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or, if available to all Lenders, nine or twelve months thereafter, as selected by the
Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect

                                                                              14

thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a
     Business Day, such Interest Period shall be extended to the next succeeding
     Business Day unless the result of such extension would be to carry such
     Interest Period into another calendar month in which event such Interest
     Period shall end on the immediately preceding Business Day;

          (ii) the Borrower may not select an Interest Period under a particular
     Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Term Loans, as the case may be;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Investments": as defined in Section 7.8.

          "Issuing Lender": PNC Bank, National Association, or any affiliate thereof, in its capacity as issuer of any Letter of Credit, or any successor thereto.

          "Joinder Agreement": a Joinder Agreement, substantially in the form of
Exhibit J.

          "L/C Commitment": $50,000,000.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of
Credit (including any automatic increase in the face amount of any Letter of
Credit provided for by the terms of such Letter of Credit, whether or not any such increase has become effective) and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section
3.5.

          "L/C Participants": the collective reference to all the Revolving
Lenders other than the Issuing Lender.

          "Lender Addendum": an instrument, substantially in the form of Exhibit
H-2, by which an Additional Lender becomes a party to this Agreement as of the
Restatement Effective Date.

          "Lenders": the several banks and other financial institutions or entities from time to time parties to this Agreement; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

          "Letters of Credit": as defined in Section 3.1(a).

                                                                              15

          "Lien": with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or other security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

          "Loan": any loan made by any Lender pursuant to this Agreement.

          "Loan Documents": this Agreement, the Security Documents, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

          "Loan Parties": each Group Member that is a party to a Loan Document.

          "Mafco": MacAndrews & Forbes Holdings Inc., a Delaware corporation.

          "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the
Total Revolving Commitments).

          "Management Agreement": the Management Agreement, dated as of August
2, 2004, by and between SpectaGuard Acquisition and SpectaGuard Holding, as may
be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Material Adverse Effect": a material adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Secured Parties hereunder or thereunder or the validity, perfection or priority of the Administrative Agent's liens upon the
Collateral (taken as a whole); provided that, solely for purposes of determining whether a Material Adverse Effect exists on the Restatement Effective Date, a
Material Adverse Effect shall exclude any event, change, fact, condition, circumstances or effect resulting from (i) conditions affecting the United
States economy or the industry as a whole, to the extent that such conditions do not, individually or in the aggregate, have a materially disproportionate impact on the Purchased Entities, taken as a whole, or (ii) the announcement of the
Borrower and the Sellers having entered into the Purchase Agreement; provided, however, that the loss of any Key Customer Contract (as such term is defined in the Purchase Agreement) or group of Key Customer Contracts shall not create any presumption that the Purchased Entities have (or have not) suffered a material adverse effect.

          "Materials of Environmental Concern": any gasoline or petroleum
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Mortgages": each of the mortgages and deeds of trust made by any Loan
Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties.

          "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                                                                              16

          "Net Cash Proceeds": (a) in connection with any Asset Sale or any
Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents
(including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or
Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such
Asset Sale or Recovery Event (other than any Lien pursuant to a Security
Document) and other customary fees and expenses actually incurred in connection therewith (including the collection of any such proceeds), in each case payable to any Person other than a Group Member, net of (i) amounts reasonably reserved for the payment of adjustments and indemnities under the documentation related to such Asset Sale or Recovery Event, (ii) taxes paid or reasonably estimated to be payable as a result thereof by the Borrower or any Subsidiary and (iii) Tax
Distributions relating to such event, and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of reasonable attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith, in each case payable to any Person other than a Group
Member.

          "New Loan Parties": Initial Security, Initial Security GP, a
California general partnership, and Security Services.

          "New Revolving Commitments": as defined in Section 2.25.

          "New Revolving Lender": as defined in Section 2.25.

          "New Revolving Loan": as defined in Section 2.25.

          "New Term Commitments": as defined in Section 2.25.

          "New Term Lender": as defined in Section 2.25.

          "New Term Loan": as defined in Section 2.25.

          "Non-Excluded Taxes": as defined in Section 2.20(a).

          "Non-Subsidiary Guarantor": a Subsidiary that is not a Subsidiary
Guarantor.

          "Non-U.S. Lender": as defined in Section 2.20(d).

          "Notes": the collective reference to any promissory note evidencing
Loans in the form of Exhibit I-1, I-2 or I-3, as applicable.

          "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy or reorganization or the commencement of any insolvency or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to any Agent or to any Lender (or,
in the case of Specified Swap Agreements, any Qualified Counterparty), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any
Specified Swap Agreement, or any amendment, waiver or modification hereof or thereof, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses

                                                                              17

(including all reasonable and documented fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the
Borrower pursuant hereto) or otherwise.

          "Operating Agreement": the Operating Agreement of the Borrower, dated as of August 2, 2004, by and among SpectaGuard Holding and the other members of the Borrower listed therein, as may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Original Closing Date": the first date on which loans were made under the Existing Credit Agreement, which date was August 2, 2004.

          "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant": as defined in Section 10.6(c).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "Payment Obligation": all Obligations other than Obligations arising under Specified Swap Agreements.

          "Permitted Acquisition": any acquisition, whether in a single transaction or series of related transactions, by the Borrower or any one or more Subsidiaries, or any combination thereof, of all or a substantial part of the assets or Capital Stock, or a going concern business or division, of any
Person, whether through the purchase of assets or Capital Stock, by merger or otherwise; provided, that:

          (a) both before and immediately after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing;

          (b) the Person whose assets or Capital Stock are being acquired is engaged in substantially similar business activity as the Borrower or one or more of its Subsidiaries and businesses reasonably related or incidental thereto in compliance with Section 7.16;

          (c) immediately after giving effect to such acquisition, (i) the sum of the availability under the Total Revolving Commitments and the cash and Cash
Equivalents then held by the Borrower shall not be less than $10,000,000;

          (d) immediately after giving effect to such acquisition (including the incurrence or assumption of Indebtedness in connection therewith), the Borrower shall be in pro forma compliance with the Consolidated Leverage Ratio for its most recently completed four fiscal quarters for which quarterly financial statements are available as required under Section 7.1(a), as in effect on the date hereof;

          (e) the Target must not have any material contingent liabilities unless such liabilities either are cash collateralized pursuant to appropriate escrow arrangements or are covered by insurance, except to the extent that a reasonable estimate of the payments that will be required in respect of such liabilities are included in the calculation of the purchase price thereof for purposes of Section 7.8(h);

                                                                              18

          (f) if, immediately after giving effect to such acquisition, the
Borrower shall have any additional Subsidiaries, the Borrower shall have complied with the provisions of Section 6.9 with respect thereto; and

          (g) such acquisition would not cause a default or event of default under and as defined in the Senior Subordinated Note Indenture.

          "Permitted Liens": as defined in Section 7.3.

          "Permitted Payments": (a) the purchase of Albert J. Berger's Class B
Units (as defined in the Operating Agreement) in accordance with Section 10.1 of the Operating Agreement as in effect on the Original Closing Date; and (b)(i)
cash payments to members of senior management of the Borrower or its
Subsidiaries pursuant to agreements existing on the Original Closing Date in respect of vested options to purchase interests in SpectaGuard Acquisition forfeited by such members of senior management or deferred transaction bonuses in connection with the acquisition of SpectaGuard Acquisition by Mafco or (ii)
the reimbursement of such payments by the Borrower or its Subsidiaries to
SpectaGuard Holding pursuant to the Management Agreement as in effect on the
Original Closing Date.

          "Permitted Refinancing Indebtedness": any Indebtedness of the Borrower
or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, other
Indebtedness of the Borrower or any of its Subsidiaries (other than intercompany
Indebtedness); provided, that:

          (a) the principal amount (or accreted value, if applicable) of such
Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the
Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

          (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to
Maturity equal to or greater than the Weighted Average Life to Maturity of, the
Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

          (c) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the
Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

          (d) such Indebtedness is incurred either by the Borrower or by the
Subsidiary that is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

          "Permitted Transferees": with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person's immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (b) any trust or other legal entity the beneficiary of which is such Person's immediate family, including his or her spouse, ex-spouse, children, step-children or their respective lineal descendants and which is controlled by such Person (an entity shall be deemed to be controlled by a Person if such Person has the power to direct the disposition and voting of any outstanding membership interests of the
Borrower transferred to such entity).

                                                                              19

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled
Entity is (or, if such plan were terminated at such time, would under Section
4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of
ERISA.

          "Pledge Agreement": the Pledge Agreement, dated as of August 2, 2004, by SpectaGuard Holding in favor of the Administrative Agent for the Lenders, and all amendments, supplements or modifications thereto.

          "Pledged Equity": the collective reference to Pledged LLC Interests
(as defined in the Guarantee and Collateral Agreement and the Pledge Agreement),
Pledged Notes, Pledged Partnership Interests and Pledged Stock (each as defined in the Guarantee and Collateral Agreement).

          "Pledgors": the collective reference to SpectaGuard Holding and any other Person pledging equity in the Borrower pursuant to the Pledge Agreement.

          "Pro Forma Balance Sheet": as defined in Section 4.1(a).

          "Pro Forma Financial Statements": as defined in Section 4.1(a).

          "Pro Forma Income Statements": as defined in Section 4.1(a).

          "Projections": as defined in Section 6.2(c).

          "Properties": as defined in Section 4.17(a).

          "Purchase Agreement": the Purchase Agreement, dated as of June 9,
2006, as may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, by and among the Borrower and
Sellers pursuant to which the Borrower will purchase (i) 100% of the membership interests of Initial Security, representing all of the membership interests of
Initial Security, and (ii) 10 shares of common stock of Security Services, representing all of the issued and outstanding equity interests of Security
Services.

          "Purchase Agreement Documents": the collective reference to the
Purchase Agreement, and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

          "Purchase Agreement Transactions": the collective reference to the transactions consummated under the Purchase Agreement, the repayment of certain debt, the payment of related fees, expenses and premiums, the financing of any of the foregoing and any other transactions ancillary thereto.

          "Purchased Entities": Initial Security and Security Services and each of their direct and indirect Subsidiaries.

          "Qualified Counterparty": with respect to any Specified Swap
Agreement, any counterparty thereto that, at the time such Specified Swap
Agreement was entered into, was a Lender or an Affiliate of a Lender or an Agent or an Affiliate of an Agent.

                                                                              20

          "Qualifying IPO": an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8 (or any successor form)) of the common stock of Borrower pursuant to an effective registration statement filed with the United States Securities and Exchange
Commission in accordance with the Securities Act of 1933, as amended (whether alone or in conjunction with a secondary public offering).

          "Reaffirmation Agreement re: Guarantee and Collateral Agreement": the
Reaffirmation Agreement to be executed and delivered by the Borrower and each
Subsidiary Guarantor (other than the New Loan Parties), substantially in the form of Exhibit A-1.

          "Reaffirmation Agreement re: Pledge Agreement": the Reaffirmation
Agreement to be executed and delivered by SpectaGuard Holding, substantially in the form of Exhibit A-2.

          "Reaffirmation Agreements": the Reaffirmation Agreement re: Guarantee
and Collateral Agreement and the Reaffirmation Agreement re: Pledge Agreement.

          "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member that yields Net Cash Proceeds to any Group Member in excess of $500,000 during any fiscal year.

          "Refunded Swingline Loans": as defined in Section 2.8.

          "Register": as defined in Section 10.6(b).

          "Regulation U": Regulation U of the Board as in effect from time to time.

          "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under
Letters of Credit.

          "Reinvestment Deferred Amount": with respect to any Reinvestment
Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans or reduce the
Revolving Commitments pursuant to Section 2.12(c) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice": a written notice executed by a Responsible
Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or
Recovery Event to acquire or repair assets useful in its business.

          "Reinvestment Prepayment Amount": with respect to any Reinvestment
Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower's business.

          "Reinvestment Prepayment Date": with respect to any Reinvestment
Event, the earlier of (a) the date occurring 12 months after such Reinvestment
Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the
Borrower's business with all or any portion of the relevant Reinvestment
Deferred Amount.

                                                                              21

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(c) of
ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
Section 4043.

          "Required Lenders": at any time, both (a) the holders of more than 50%
of the aggregate unpaid principal amount of the Term Loans then outstanding and
(b) the holders of more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total
Revolving Extensions of Credit then outstanding.

          "Requirement of Law": as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental
Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer, president, executive vice president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the
Borrower.

          "Restatement Effective Date": the date on which all conditions precedent set forth in Section 5.1 shall have been satisfied or waived, which date is July 20, 2006.

          "Restricted Payments": as defined in Section 7.6.

          "Revolving Commitment": as to any Lender, the obligation of such
Lender, if any, to make Revolving Loans and participate in Swingline Loans and
Letters of Credit in an aggregate amount not to exceed the amount set forth under the heading "Revolving Commitment" under such Lender's name on such
Lender's Lender Addendum or Joinder Agreement, as applicable, or in the
Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Revolving Commitments as of the date hereof is $50,000,000.

          "Revolving Commitment Period": the period from and including the
Original Closing Date to the Revolving Termination Date.

          "Revolving Extensions of Credit": as to any Revolving Lender at any
time, an amount equal to the sum of (a) the aggregate principal amount of all
Revolving Loans held by such Lender then outstanding, (b) such Lender's
Revolving Percentage of the L/C Obligations then outstanding and (c) such
Lender's Revolving Percentage of the aggregate principal amount of Swingline
Loans then outstanding.

          "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

          "Revolving Loans": means a Loan made by a Lender to Borrower pursuant to Section 2.5(a) and/or Section 2.25(b).

          "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the
Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the

                                                                              22

aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the aggregate amount of the Revolving Extensions of
Credit then outstanding.

          "Revolving Termination Date": August 2, 2009.

          "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

          "Secured Parties": the collective reference to (a) the Agents, (b) the
Lenders and (c) any Qualified Counterparty.

          "Security Documents": the collective reference to the Guarantee and
Collateral Agreement, the Pledge Agreement, the Reaffirmation Agreements, the
Control Agreements, the Intercompany Note, any Mortgages and all other security documents delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Security Services": Rentokil L.L.C. - Security Services, a New Jersey
limited liability company (formerly known as Rentokil Inc. - Security Services, a New Jersey corporation).

          "Sellers": Rentokil Initial plc, a corporation formed under the laws of England and Wales and having registration number 5393279, and Initial
Tropical Plants, Inc., a Delaware corporation.

          "Senior Subordinated Note Indenture": the Indenture dated as of July
14, 2004 between Allied Security Escrow Corp. and The Bank of New York, as
trustee (the "Trustee"), as amended by (i) the First Supplemental Indenture, dated as of August 2, 2004, among the Borrower, Allied Security Finance Corp.
and the Trustee, (ii) the Second Supplemental Indenture, dated as of August 2,
2004, among the Borrower, Allied Security Finance Corp., certain subsidiaries of the Borrower, as guarantors, and the Trustee, (iii) the Third Supplemental
Indenture, dated as of February 3, 2005, among Allied Barton Security Services
LLC, the Borrower, Allied Security Finance Corp., certain subsidiaries of the
Borrower, as guarantors, and the Trustee, (iv) the Fourth Supplemental
Indenture, dated as of August 1, 2005, among Allied Barton Security Services LP, the Borrower, Allied Security Finance Corp., certain subsidiaries of the
Borrower, as guarantors, and the Trustee, and (v) the Fifth Supplemental
Indenture, dated as of July 7, 2006, among the Borrower, Allied Security Finance
Corp., certain subsidiaries of the Borrower, as guarantors, and the Trustee, in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower in connection therewith.

          "Senior Subordinated Notes": the $180,000,000 aggregate principal amount of 11 3/8% senior subordinated notes due 2011 issued pursuant to the
Senior Subordinated Note Indenture.

          "SERP": as defined in Section 7.8(s).

          "Series": as defined in Section 2.25.

          "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

          "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all
"liabilities of such Person, contingent or otherwise", as of such date,

                                                                              23

as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such
Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a
"claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Swap Agreement": any Swap Agreement entered into by the
Borrower and any Qualified Counterparty in respect of interest rates.

          "SpectaGuard Acquisition": SpectaGuard Acquisition LLC, a Delaware
limited liability company.

          "SpectaGuard Holding": SpectaGuard Holding Corporation, a Delaware
corporation.

          "Sponsor Group": the collective reference to (i) Mafco and its direct and indirect Subsidiaries, (ii) Ronald O. Perelman, (iii) any of the directors or executive officers of Mafco and (iv) any of their respective Permitted
Transferees.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor": each Subsidiary of the Borrower other than any
Excluded Foreign Subsidiary.

          "Swap Agreement": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, managers, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a "Swap
Agreement".

          "Swingline Commitment": the obligation of the Swingline Lender to make
Swingline Loans pursuant to Section 2.7 in an aggregate principal amount at any one time outstanding not to exceed $7,500,000.

          "Swingline Lender": Bear Stearns Corporate Lending Inc., in its
capacity as the lender of Swingline Loans.

                                                                              24

          "Swingline Loans": as defined in Section 2.7.

          "Swingline Participation Amount": as defined in Section 2.8.

          "Syndication Agent": as defined in the preamble hereto.

          "Synthetic L/C Facility": as defined in Section 2.26.

          "Synthetic L/C Facility Amendment" as defined in Section 2.26.

          "Synthetic L/C Facility Notice" as defined in Section 2.26.

          "Target": any other Person or business unit, division or asset group of any other Person, acquired or proposed to be acquired in a Permitted
Acquisition.

          "Tax Distributions": distributions made by the Borrower with respect to the tax liability of its members (including SpectaGuard Holding's obligations under the Tax Sharing Agreement) pursuant to Section 6.4 of the Operating
Agreement.

          "Tax Sharing Agreement": the agreement entered into as of February 19,
2003 by and among Mafco, SpectaGuard Holding and any subsidiaries of SpectaGuard
Holding that become parties to the agreement.

          "Term Commitment": as to any Lender, such Lender's Term D Commitment or New Term Commitment.

          "Term Lender": each Lender that has a Term Commitment or that holds a
Term Loan.

          "Term Loan": means any Term Loan D and any New Term Loan.

          "Term Loan D": means any Converted Term Loan and any Additional Term
Loan.

          "Term D Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan D to the Borrower in a principal amount not to exceed the amount set forth in the Conversion Notice or the Lender Addendum delivered by such Lender, as the case may be, or in the Assignment and
Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate principal amount of Term D Commitments on the Restatement Effective Date is
$275,000,000.

          "Term D Percentage": as to each Term Lender that has a Term D
Commitment at any time, the percentage which such Lender's Term D Commitment then constitutes of the aggregate Term D Commitments (or, at any time after the
Restatement Effective Date, the percentage which the aggregate principal amount of such Lender's Term Loans D then outstanding constitutes of the aggregate principal amount of the Term Loans D then outstanding).

          "Term Loan Maturity Date": means the earlier of (i) the date that all
Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise and (ii) June 30, 2010; provided, that such June date shall automatically be extended to the six-year anniversary of the Restatement
Effective Date if, prior to June 30, 2010, the Senior Subordinated Notes are refinanced with Indebtedness permitted by Section 7.2(e) having a final maturity of at least six years and six months after the Restatement Effective Date.

                                                                              25

          "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

          "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders
outstanding at such time.

          "Transaction Documents": the collective reference to the Loan
Documents and the Purchase Agreement.

          "Transferee": any Assignee or Participant.

          "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar
Loan.

          "United States": the United States of America.

          "U.S. Lender": as defined in Section 2.20(e).

          "Weighted Average Life to Maturity": when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other scheduled payments of principal, including payment at final maturity, in respect of the Indebtedness, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment;
by

          (b) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned
Subsidiaries.

          "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

          1.2 Other Definitional Provisions.

          (a) Unless otherwise specified therein, all terms defined in this
Agreement shall have such defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i)
accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include",
"includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words
"incurred" and "incurrence" shall have correlative meanings), (iv) the words
"asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other
Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as

                                                                              26

amended, supplemented, restated or otherwise modified from time to time subject to any restrictions on such amendment, supplement, restatement or other modification set forth herein.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and
Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          1.3 Interrelationship with Existing Credit Agreement.

          (a) As stated in the preamble and the recitals hereof, this Agreement is intended to amend and restate the provisions of the Existing Credit Agreement and (x) all of the terms and provisions of the Existing Credit Agreement shall continue to apply for the period prior to the Restatement Effective Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Administrative Agent or the Existing
Lenders (or their assignees or replacements), and (y) the obligations under the
Existing Credit Agreement shall from and after the Restatement Effective Date continue to be owing in accordance with, and subject to, the terms of this
Agreement. All references in any Loan Documents to (i) the "Credit Agreement"
shall be deemed to include references to this Agreement and (ii) the "Lenders"
or a "Lender" or the "Administrative Agent" shall mean such terms as defined in this Agreement. As to all periods occurring on or after the Restatement
Effective Date, all of the terms and conditions set forth in the Existing Credit
Agreement shall be of no further force and effect, it being understood that all obligations of each Loan Party under the Existing Credit Agreement shall be governed by this Agreement from and after the Restatement Effective Date.

          (b) The parties hereto acknowledge and agree that all principal, interest, fees, costs, reimbursable expenses and indemnification obligations accruing or arising under or in connection with the Existing Credit Agreement which remain unpaid and outstanding as of the Restatement Effective Date shall be and remain outstanding and payable as an obligation under this Agreement and the other Loan Documents; provided, that no Lender hereunder which was not an
Existing Lender shall be liable for any obligation or indemnification of Lenders arising under the Existing Credit Agreement

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

          2.1 Term Commitments. Prior to the Restatement Effective Date, each
Existing Lender held an Existing Term Loan under the Existing Credit Agreement in an amount equal to its "Term Percentage" (as of the date immediately preceding the Restatement Effective Date and calculated in accordance with the definition of such term under the Existing Credit Agreement). The aggregate principal amount of the Existing Term Loans immediately prior to the Restatement
Effective Date is $190,082,000. Subject to the terms and conditions hereof, on the Restatement Effective Date, each Additional Lender with a Term D Commitment severally agrees to make a term loan to the Borrower on the Restatement
Effective Date (an "Additional Term Loan") in an amount equal to its Additional
Term Commitment. The Term Loans shall be either Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

          2.2 Procedure for Term Loan Borrowing. The Borrower shall give the
Administrative Agent irrevocable notice (which notice must be received by the
Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Restatement Effective Date) requesting that the Term
Lenders make the Term Loans D on the Restatement Effective Date and

                                                                              27

specifying the amount to be borrowed. Upon receipt of such notice the
Administrative Agent shall promptly notify each Term Lender thereof. Not later than 1:00 P.M., New York City time, on the Restatement Effective Date each Term
Lender shall make available to the Administrative Agent at the Funding Office an
amount in immediately available funds equal to the Term Loans D to be made by such Lender, or provide the Administrative Agent with a Conversion Notice with respect to its Existing Term Loans in lieu of such funding requirement with respect to Term Loans D. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available (including by conversions) to the
Administrative Agent by the Term Lenders in immediately available funds.

          2.3 Conversion of Existing Term Loans. Each Converting Lender
severally agrees that, on the Restatement Effective Date, such Converting
Lender's Existing Term Loans shall be converted into Converted Term Loans in the amount set forth in its Conversion Notice and shall constitute, with all
Additional Term Loans, outstanding Term Loans D.

          2.4 Repayment of Term Loans(a) . The Term Loans D of each Term Lender shall mature in 16 consecutive quarterly installments, commencing on September
30, 2006, each of which shall be in an amount equal to such Lender's Term D
Percentage multiplied by the amount set forth below opposite such installment;

Installment          Principal Amount
-----------          ----------------
September 30, 2006   $1,250,000
December 31, 2006    $1,250,000
March 31, 2007       $2,500,000
June 30, 2007        $2,500,000
September 30, 2007   $2,500,000
December 31, 2007    $2,500,000
March 31, 2008       $2,500,000
June 30, 2008        $2,500,000
September 30, 2008   $2,500,000
December 31, 2008    $2,500,000
March 31, 2009       $2,500,000
June 30, 2009        $2,500,000
September 30, 2009   $2,500,000
December 31, 2009    $2,500,000
March 31, 2010       $2,500,000
June 30, 2010        $240,000,000 or remainder

provided that, notwithstanding the forgoing, if the Term Loan Maturity Date is extended to the six-year anniversary of the Restatement Effective Date, then on the 16th installment date and the next succeeding installment dates as set forth below, the Term Loans D of each Term Lender shall mature in an amount equal to such Term Lender's Term D Percentage multiplied by the amount set forth below opposite such installment:

                                                                              28

Installment          Principal Amount
-----------          ----------------
June 30, 2010        $2,500,000
September 30, 2010   $2,500,000
December 31, 2010    $2,500,000
March 31, 2011       $2,500,000
June 30, 2011        $2,500,000
September 30, 2011   $2,500,000
December 31, 2011    $2,500,000
March 31, 2012       $222,500,000 or remainder

          2.5 Revolving Commitments.

          (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the
Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such
Lender's Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender's Revolving Commitment, after giving effect to the use of the proceeds of such Revolving Loans. During the Revolving Commitment Period the Borrower may use the Revolving Commitments
by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The
Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.6 and 2.13.

          (b) The Borrower shall repay all outstanding Revolving Loans on the
Revolving Termination Date.

          2.6 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any
Business Day, provided, that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business
Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided, that any such notice of a borrowing of ABR Loans under the Revolving Facility to finance payments required by Section 3.5 may be given not later than 10:00 A.M.,
New York City time, on the date of the proposed borrowing), (i) specifying the amount and Type of Revolving Loans to be borrowed, (ii) specifying the requested
Borrowing Date, (iii) specifying in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial
Interest Period therefor and (iv) containing a certification of a Responsible
Officer of the Borrower certifying, as of the Borrowing Date, as to the satisfaction of each of the conditions set forth in Section 5.2. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof; provided, that the Swingline
Lender may request, on behalf of the Borrower, borrowings under the Revolving
Commitments that are ABR Loans in other amounts pursuant to Section 2.8. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the
Administrative Agent for the account of the Borrower at the Funding Office prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the
Borrower in funds immediately available to the

                                                                              29

Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the
Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

          2.7 Swingline Commitment.

          (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment
Period by making swing line loans ("Swingline Loans") to the Borrower; provided, that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the
Swingline Lender's other outstanding Revolving Loans, may exceed the Swingline
Commitment then in effect) and (ii) the Borrower shall not request, and the
Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available
Revolving Commitments would be less than zero. During the Revolving Commitment
Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing Swingline Loans, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

          (b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving
Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided, that on each date a Revolving Loan is borrowed, the Borrower shall repay all Swingline Loans then outstanding.

          2.8 Procedure for Swingline Borrowing; Refunding of Swingline Loans.

          (a) Whenever the Borrower desires that the Swingline Lender make
Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the
Swingline Lender not later than 1:00 P.M., New York City time, on the proposed
Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested
Borrowing Date (which shall be a Business Day during the Revolving Commitment
Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $100,000 or a whole multiple of $250,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the
Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline
Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

          (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business
Day's notice given by the Swingline Lender no later than 12:00 Noon, New York
City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving
Lender's Revolving Percentage of the aggregate amount of the Swingline Loans
(the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such
Revolving Loan available to the Administrative Agent at the Funding Office in
immediately available funds, not later than 10:00 A.M., New York City time, one
Business Day after the date of such notice.

                                                                              30

The proceeds of such Revolving Loans shall be immediately made available by the
Administrative Agent to the Swingline Lender for application by the Swingline
Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account)
in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

          (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.8(b), one of the events described in Section 8(g)
shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion,
Revolving Loans may not be made as contemplated by Section 2.8(b), each
Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.8(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount")
equal to (i) such Revolving Lender's Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

          (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount, the Swingline
Lender receives any payment on account of the Swingline Loans, the Swingline
Lender will distribute to such Lender its Swingline Participation Amount
(appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such
Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline
Lender any portion thereof previously distributed to it by the Swingline Lender.

          (e) Each Revolving Lender's obligation to make the Loans referred to in Section 2.8(b) and to purchase participating interests pursuant to Section
2.8(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the
Swingline Lender, the Borrower or any other Person for any reason whatsoever,
(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv)
any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.9 Commitment Fees, etc.

          (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Original Closing Date to the last day of the Revolving Commitment
Period, computed at the Commitment Fee Rate on the average daily amount of the
Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the Original Closing Date.

          (b) The Borrower agrees to pay to each of the Agents the fees in the amounts and on the dates as set forth in any fee agreements with the Agents and to perform any other obligations contained therein.

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          2.10 Termination or Reduction of Revolving Commitments. The Borrower
shall have the right, upon not less than three Business Days' notice to the
Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided, that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and
Swingline Loans made on the effective date thereof, the Total Revolving
Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of
$250,000 in excess thereof, and shall reduce permanently the Revolving
Commitments then in effect.

          2.11 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00
A.M., New York City time, three Business Days prior thereto, in the case of
Eurodollar Loans, and no later than 11:00 A.M., New York City time, one Business
Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or
ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of
Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of
$100,000 or a whole multiple of $250,000 in excess thereof.

          2.12 Mandatory Prepayments.

          (a) In the event of a Qualifying IPO, an amount equal to 50% of the
Net Cash Proceeds thereof shall be applied on the date of such issuance toward the prepayment of the Term Loans as set forth in Section 2.12(e).

          (b) If any Indebtedness shall be incurred by any Group Member
(excluding any Indebtedness permitted in accordance with Section 7.2, including in such excluded Indebtedness the Senior Subordinated Notes and any Guarantee
Obligations in respect thereof), an amount equal to 100% of the Net Cash
Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans as set forth in Section 2.12(e).

          (c) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event, then, unless a Reinvestment Notice shall be delivered in respect thereof, 100% of such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans as set forth in Section
2.12(e); provided, that notwithstanding the foregoing, on each Reinvestment
Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 2.12(e).

          (d) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2007 there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the Excess Cash
Flow Percentage of such Excess Cash Flow toward the prepayment of the Term Loans as set forth in Section 2.12(e). Each such prepayment shall be made on a date
(an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with

                                                                              32

respect to which such prepayment is made, are required to be delivered to the
Lenders and (ii) the date such financial statements are actually delivered.

          (e) Amounts to be applied in connection with prepayments made pursuant to Section 2.12 shall be applied to the prepayment of the Term Loans in accordance with Section 2.18(b). The application of any prepayment pursuant to
Section 2.12 shall be made, first, to ABR Loans and, second, to Eurodollar
Loans. Each prepayment of the Loans under Section 2.12 (except in the case of
Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          2.13 Conversion and Continuation Options.

          (a) The Borrower may elect from time to time to convert Eurodollar
Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business
Day preceding the proposed conversion date, provided, that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third
Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided, that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any
Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided, that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative
Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to
ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant
Lender thereof.

          2.14 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of
Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each
Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $250,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

          2.15 Interest Rates and Payment Dates.

          (a) Each Eurodollar Loan shall bear interest for each day during each
Interest Period with respect thereto at a rate per annum equal to the Eurodollar
Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the
ABR plus the Applicable Margin.

                                                                              33

          (c) (i) If all or a portion of the principal amount of any Loan or
Reimbursement Obligation shall not be paid when due (whether at the stated
maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement
Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%
or (y) in the case of Reimbursement Obligations, the rate applicable to ABR
Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR
Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment
Date, provided, that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

          2.16 Computation of Interest and Fees.

          (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365-
(or 366-, as the case may be) day year for the actual days elapsed. The
Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency
Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The
Administrative Agent shall, at the request of the Borrower, deliver to the
Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a) or 2.15(b).

          2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which
     determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such
     Interest Period, or

          (b) the Administrative Agent shall have received notice from the
     Majority Facility Lenders in respect of the relevant Facility that the
     Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period,

the Administrative Agent shall give telecopy or telephonic notice thereof to the
Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the

                                                                              34

relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar
Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant
Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          2.18 Pro Rata Treatment and Payments.

          (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term D Percentages or Revolving Percentages, as the case may be, of the relevant Lenders (other than in the case of Swingline Loans).

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term
Loans shall be applied to reduce the then remaining installments of the Term
Loans held by such Term Lender on a pro rata basis, based on the principal amounts of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving
Loans then held by the Revolving Lenders.

          (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon,
New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the
Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the
Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative
Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative
Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the
Administrative Agent submitted to any Lender with respect to any amounts owing under

                                                                              35

this paragraph shall be conclusive in the absence of manifest error. If such
Lender's share of such borrowing is not made available to the Administrative
Agent by such Lender within three Business Days after such Borrowing Date, the
Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant
Facility, on demand, from the Borrower.

          (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the
Borrower hereunder that the Borrower will not make such payment to the
Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the
Borrower.

          2.19 Requirements of Law.

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any
     Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (other than Excluded Taxes and Non-Excluded
     Taxes covered by Section 2.20);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such
Lender, upon its demand, any additional amounts necessary to compensate such
Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any Person controlling such Lender with any request or directive regarding capital adequacy
(whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such

                                                                              36

Person's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such
Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such Person's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Person for such reduction.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the
Administrative Agent) shall be conclusive in the absence of manifest error.
Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the
Borrower of such Lender's intention to claim compensation therefor; provided, that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.20 Taxes.

          All payments made by or on behalf of the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, branch profit taxes and franchise taxes (imposed in lieu of net income taxes)
imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental
Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such
Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan
Document) and taxes imposed as a result of the Agent's or Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction (the "Excluded Taxes"). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded
Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such
Lender shall be increased to the extent necessary to yield to such Agent or such
Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded
Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d), (e) or (f) of this Section or (ii) that are
United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded
Taxes pursuant to this paragraph.

          (a) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (b) Whenever any Non-Excluded Taxes or Other Taxes are payable by the
Borrower, as promptly as possible thereafter the Borrower shall send to the
Administrative Agent for its own account or for the account of the relevant
Agent or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the

                                                                              37

Borrower fails to pay (or cause to be paid) any Non-Excluded Taxes or Other
Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure.

          (c) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the
Borrower and the Administrative Agent (or, in the case of a Participant, to the
Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or,
in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of
Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents.
Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S.
Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (d) Each Lender (or Transferee) that is a "U.S. Person" as defined in
Section 7701(a)(3) of the Code (a "U.S. Lender"), other than a U.S. Lender that may be treated as an exempt recipient based on the indicators described in the
U.S. Treasury Regulation Section 1.6049-4(c)(1)(ii), shall deliver to the
Borrower and the Administrative Agent two properly completed and duly executed copies of U.S. Internal Revenue Service Form W-9. Such forms shall be delivered by each U.S. Lender on or before the date it becomes a party to this Agreement.
In addition, each U.S. Lender shall deliver such forms promptly upon obsolescence or invalidity of any form previously delivered by such U.S. Lender.
Each U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the
U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of
non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the
Administrative Agent), at the time or times prescribed by applicable law and as reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided, that such Lender is legally entitled to complete, execute and deliver such documentation and in such
Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other
Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section

                                                                              38

2.20, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this
Section 2.20 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental
Authority with respect to such refund); provided, that the Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such
Agent or such Lender is required to repay such refund to such Governmental
Authority. This paragraph shall not be construed to require any Agent or any
Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

          (g) Each assignee of a Lender's interest in this Agreement shall be bound by this Section 2.20, so that such assignee will have all of the obligations and provide all of the forms and statements required to be given under this Section 2.20.

          (h) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.21 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (i) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the
Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (iii) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (x) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the
Applicable Margin included therein, if any) over (y) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section (containing in reasonable detail the manner of computation thereof) submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.22 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19 or 2.20(a)
with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.19 or 2.20(a).

          2.23 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.19 or 2.20(a), (b) defaults in its obligation to make Loans hereunder, or (c) does not consent to a proposed amendment, modification or

                                                                              39

waiver of this Agreement requested by the Borrower which requires the consent of all of the Lenders to become effective (and which is approved by at least 66
2/3% of the Lenders) with a replacement financial institution; provided, that
(i) such replacement does not conflict with any Requirement of Law, (ii) no
Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.22 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.19 or 2.20(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) if such replaced Lender is the Issuing Lender, no Letters of Credit issued by such replaced Lender shall remain outstanding after giving effect to such replacement, (vi) the Borrower shall be liable to such replaced Lender under
Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vii) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent and, if the replacement financial institution will have a Revolving Commitment, the Issuing Lender,
(viii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6; provided that no assignment fees shall be payable by the replaced Lender and if the replaced Lender has not executed the applicable Assignment and Assumption within five Business Days of receipt thereof, the Administrative Agent may sign such Assignment and
Assumption in such replaced Lender's stead, (ix) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts
(if any) required pursuant to Section 2.19 or 2.20(a), as the case may be, and
(x) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

          2.24 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain
Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such
Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be canceled and (b) such
Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current
Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

          2.25 Incremental Facilities(a) . (a) The Borrower may from time to time by written notice to the Administrative Agent elect to request, (i) at any time prior to the Revolving Termination Date, an increase to the existing
Revolving Commitments (any such increase, the "New Revolving Commitments"), and/or (ii) the establishment of one or more new term loan commitments (the "New
Term Commitments"), by an amount not in excess of $100,000,000 in the aggregate and not less than (x) $10,000,000 individually, with respect to the New Term
Commitments, or (y) $5,000,000 individually, with respect to the New Revolving
Commitments (or such lesser amount which shall be approved by Administrative
Agent or such lesser amount that shall constitute the difference between
$100,000,000 and all such New Revolving Commitments and New Term Commitments obtained prior to such date). Each such notice shall specify (i) the date (each, an "Increased Amount Date") on which the Borrower proposes that the New
Revolving Commitments or New Term Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Lender or other Person (each, a "New Revolving Lender" or "New
Term Lender", as applicable) to whom the Borrower proposes any portion of such
New Revolving Commitments or New Term Commitments, as applicable, be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the New Revolving Commitments or New Term
Commitments may elect or decline, in its sole discretion, to provide a New
Revolving Commitment or a New Term Commitment and the consent of any existing
Lender shall not be

                                                                              40

required to effect the New Revolving Commitments and/or the New Term
Commitments, as the case may be. Such New Revolving Commitments or New Term
Commitments shall become effective, as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount
Date before or after giving effect to such New Revolving Commitments or New Term
Commitments, as applicable; (ii) both before and after giving effect to the making of any Series of New Term Loans, each of the conditions set forth in
Section 5.2 shall be satisfied; (iii) the Borrower and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 7.1 as of the last day of the most recently ended fiscal quarter for which quarterly financial statements are available after giving effect to the Loans made under such New Revolving Commitments or New Term Commitments, as applicable; (iv) the
New Revolving Commitments or New Term Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the New Revolving Lenders or New Term Lenders, as applicable, and the Administrative Agent, and each of which shall be recorded in the Register and each New Revolving Lender and New Term Lender shall be subject to the requirements set forth in Section 2.20(d); and (v) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction. Any New
Term Loans made on an Increased Amount Date shall be designated a separate series (a "Series") of New Term Loans for all purposes of this Agreement.

          (b) On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions,
(a) each of the Revolving Lenders shall assign to each of the New Revolving
Lenders, and each of the New Revolving Lenders shall purchase from each of the
Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased
Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing
Revolving Lenders and New Revolving Lenders ratably in accordance with their
Revolving Commitments after giving effect to the addition of such New Revolving
Commitments to the Revolving Commitments, (b) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (a "New Revolving Loan") shall be deemed, for all purposes, a
Revolving Loan and (c) each New Revolving Lender shall become a Lender with respect to the New Revolving Commitment and all matters relating thereto.

          (c) On any Increased Amount Date on which any New Term Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Lender of any Series shall make a Loan to Borrower
(a "New Term Loan") in an amount equal to its New Term Commitment of such
Series, and (ii) each New Term Lender of any Series shall become a Lender hereunder with respect to the New Term Commitment of such Series and the New
Term Loans of such Series made pursuant thereto.

          (d) The Administrative Agent shall notify the Lenders promptly upon receipt of Borrower's notice of each Increased Amount Date and in respect thereof (y) the New Revolving Commitments and the New Revolving Lenders or the
Series of New Term Commitments and the New Term Lenders of such Series, as applicable, and (z) in the case of each notice to any Revolving Lender, the respective interests in such Revolving Lender's Revolving Loans, in each case subject to the assignments contemplated by this Section 2.25.

          (e) The terms and provisions of the New Term Loans and New Term
Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Term Loans D. The terms and provisions of the New Revolving Loans shall be identical to the Revolving Loans. In any event (i) the Weighted Average Life to Maturity of all New Term Loans of any
Series shall be no shorter than the Weighted Average Life to Maturity of the
Term Loans D, (ii) the applicable New

                                                                              41

Term Loan Maturity Date of each Series shall be no shorter than the final maturity of the Term Loans D, and (iii) the rate of interest applicable to the
New Term Loans of each Series shall be determined by Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement;
provided however that the interest rate margins applicable to the New Term Loans
(including all upfront or similar fees or original issue discount payable to the
Lenders providing such New Term Loans) shall not be greater than the highest interest rate margin payable with respect to Term Loans (other than any New Term
Loans) plus 0.25% per annum unless the interest rate margin with respect to such other Term Loans is increased so as to equal the interest rate margins applicable to the New Term Loans (including all upfront or similar fees or original issue discount payable to the Lenders providing such New Term Loans).
Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent to effect the provisions of this Section 2.25.

          2.26 Synthetic L/C Facility.

          (a) The Borrower may from time to time by written notice to the
Administrative Agent, which shall promptly deliver a copy thereof to each of the
Lenders (the "Synthetic L/C Facility Notice"), elect to request, at any time prior to the Term Loan Maturity Date, the addition of a pre-funded letter of credit facility (the "Synthetic L/C Facility") in an amount not in excess of
$25,000,000 in the aggregate and not less than $5,000,000 individually;
provided, however, that both (x) at the time of any such request and (y) upon effectiveness of the Synthetic L/C Facility Amendment referred to below, (i) no
Default or Event of Default shall exist; (ii) each of the conditions set forth in Section 5.2 shall be satisfied; (iii) the Borrower and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 7.1 as of the last day of the most recently ended fiscal quarter for which quarterly financial statements are available after giving effect to such Synthetic L/C
Facility Amendment; and (iv) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative
Agent in connection with any such transaction. The Synthetic L/C Facility shall have such pricing as may be agreed by the Borrower and the Persons providing such Synthetic L/C Facility. Any Lender approached to provide all or a portion of the Synthetic L/C Facility may elect or decline, in its sole discretion, to provide any commitment with respect thereto and the consent of any Existing
Lender shall not be required to effect the Synthetic L/C Facility.

          (b) The Synthetic L/C Facility shall be implemented hereunder pursuant to an amendment to this Agreement (the "Synthetic L/C Facility Amendment")
executed by the Borrower, each other Loan Party, each Lender agreeing to provide a portion of the Synthetic L/C Facility, if any, and the Administrative Agent.
The Synthetic L/C Facility Amendment may, without the consent of any other
Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.26.

                          SECTION 3. LETTERS OF CREDIT

          3.1 L/C Commitment.

          (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section
3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving
Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of

                                                                              42

issuance and (y) the date that is five Business Days prior to the Revolving
Termination Date, provided, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

          (b) The Issuing Lender shall not at any time be obligated to issue any
Letter of Credit if such issuance would conflict with, or cause the Issuing
Lender or any L/C Participant to exceed any limits imposed by, any applicable
Requirement of Law.

          3.2 Procedure for Issuance of Letter of Credit.

          (a) The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Administrative Agent and the
Issuing Lender at their respective addresses for notices specified herein an
Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the
Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and upon receipt of confirmation from the Administrative
Agent that its records show that after giving effect to such issuance the (x)
Available Revolving Commitments would not be less than zero and (y) the L/C
Obligations would not exceed the L/C Commitment, shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the
Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

          (b) The making of each request for a Letter of Credit by the Borrower shall be deemed to be a representation and warranty by the Borrower that such
Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1. Unless the Issuing Lender has received notice from the Administrative Agent before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 are not then satisfied, then the Issuing Lender may issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Lender's usual and customary practices.

          3.3 Fees and Other Charges.

          (a) The Borrower shall pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the
Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing
Lender for its own account a fronting fee on the undrawn and unexpired amount of each Letter of Credit as agreed by the Borrower and the Issuing Lender, payable quarterly in arrears on each Fee Payment Date after the issuance date.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                                                                              43

          3.4 L/C Participations.

          (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of
Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, without recourse or warranty, on the terms and conditions set forth below, for such L/C
Participant's own account and risk an undivided interest equal to such L/C
Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit, the amount of each draft paid by the Issuing Lender thereunder and the Obligations of the Borrower with respect thereto. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this
Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the
Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this
Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing

          (b) If any amount required to be paid by any L/C Participant to the
Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal
Funds Effective Rate during the period from and including the date such payment is made by the Issuing Lender under such Letter of Credit to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the
Revolving Facility. A certificate of the Issuing Lender submitted to any L/C
Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the
Borrower or otherwise, including proceeds of collateral applied thereto by the
Issuing Lender), or any payment of interest on account thereof, the Issuing
Lender will distribute to such L/C Participant its pro rata share thereof;
provided, however, that in the event that any such payment received by the
Issuing Lender shall be required to be returned by the Issuing Lender, such L/C
Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          3.5 Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on the Business Day next succeeding the

                                                                              44

Business Day on which the Borrower receives notice of such draft. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.15(b) and (y) thereafter,
Section 2.15(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(g) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.6 of ABR Loans (or, at the option of the Administrative Agent and the Swingline Lender in their sole discretion, a borrowing pursuant to Section
2.8 of Swingline Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of
Revolving Loans (or, if applicable, Swingline Loans) could be made, pursuant to
Section 2.6 (or, if applicable, Section 2.8), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the Issuing Lender of such drawing under such Letter of
Credit.

          3.6 Obligations Absolute. The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the
Borrower may have or have had against the Issuing Lender, any beneficiary of a
Letter of Credit or any other Person. Each of the Borrower and each L/C
Participant agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the
Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions that have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the
Borrower of the date and amount thereof. The responsibility of the Issuing
Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such
Letter of Credit.

          3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the
Borrower hereby represents and warrants to the Agents and each Lender as of the
Restatement Effective Date and the date of each extension of credit

                                                                              45

hereunder on and after the Restatement Effective Date that (provided, that the representations and warranties set forth in Sections 4.1(b), 4.2, 4.3, 4.6, 4.7,
4.8, 4.9, 4.10, 4.12, 4.17 and 4.18 are made to the knowledge of the Borrower to the extent such representations and warranties are made as to the Purchased
Entities on the Restatement Effective Date):

          4.1 Financial Condition.

          (a) The (i) unaudited pro forma consolidated balance sheet of Borrower and its consolidated Subsidiaries as of March 31, 2006 (including the notes thereto) (the "Pro Forma Balance Sheet") and (ii) unaudited pro forma consolidated statements of income for the fiscal year ended on December 31,
2005, the fiscal quarter ended on March 31, 2006 and the 12 month period ended on March 31, 2006 (the "Pro Forma Income Statements" and, together with the Pro
Forma Balance Sheet, the "Pro Forma Financial Statements"), copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the
Purchase Agreement Transactions, (ii) the Loans to be made on the Restatement
Effective Date and the use of proceeds thereof and (iv) the payment of fees, expenses and premiums in connection with the foregoing. The Pro Forma Financial
Statements have been prepared based on the best information available to
Borrower as of the date of delivery thereof, and present fairly on a pro forma basis the estimated financial position of Borrower and its consolidated
Subsidiaries as of March 31, 2006 and the estimated results of operations of
Borrower and its consolidated Subsidiaries for the periods stated above, assuming that the events specified in the preceding sentence had actually occurred at such date and at the beginning of such periods, as applicable.

          (b) The audited balance sheet of Initial Security, dated as of
December 31, 2005, and the related audited statement of income, members' equity and cash flows for the year then ended, as audited by KPMG LLP (the "Audited
Financial Statements") reflect the combined balance sheet, statement of income, members' equity and cash flow information of the Purchased Entities as of and for the period covered thereby. Except as set forth in the notes thereto or on
Schedule 4.1(b), the Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby
(unless otherwise specified in such Audited Financial Statements) and (ii)
fairly present in all material respects the financial condition and results of operations of the Purchase Entities and their respective Subsidiaries, as applicable, as of the respective dates thereof and for the respective periods covered thereby. Except as set forth in the notes thereto or on Schedule 4.1(b), the unaudited balance sheets of Initial Security, dated as of March 31, 2006, and the related unaudited statements of income prepared internally by the
Purchased Entities for the three-month period then ended were prepared on a consistent basis with the twelve months' management accounts statements for the period ended December 31, 2005 in accordance with Rentokil Initial plc's accounting policies. Prior to giving effect to the Purchase Agreement
Transactions, the Purchased Entities have no material Guarantee Obligations, material contingent liabilities or material liabilities for taxes, or any long-term leases or material forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph other than Capital Lease
Obligations entered into in the ordinary course of business. During the period from December 31, 2005 to and including the date hereof there has been no
Disposition by the Purchased Entities of any material part of their business or property.

          4.2 No Change. Since December 31, 2005, there has been no development, event or circumstance that has had or would reasonably be expected to have a
Material Adverse Effect.

          4.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it

                                                                              46

operates as lessee and, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except in the case of clauses (c) and (d) above to the extent that the failure to be so qualified or to comply therewith, as the case may be, would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has
the power and authority, and the legal right, to execute, deliver and perform its obligations under the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the Purchase Agreement Transactions, the extensions of credit hereunder or the execution, delivery and performance of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4 and (ii) the filings referred to in Section
4.19. Each Loan Document has been duly executed and delivered on behalf of each
Loan Party party thereto. This Agreement constitutes, and each other Loan
Document upon execution by each party thereto will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5 No Legal Bar. The execution, delivery and performance of this
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any
Requirement of Law or violate or require any consent or approval not obtained under the Operating Agreement or any other organizational document or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security
Documents).

          4.6 Litigation. Other than as set forth on Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or
Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) as of the Restatement Effective Date, with respect to the Purchase Agreement Transactions, this Agreement, any of the other
Transaction Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.

          4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has
occurred and is continuing.

          4.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except Permitted Liens.

          4.9 Intellectual Property. Other than as set forth on Schedule 4.9,
(a) each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as

                                                                              47

currently conducted, and (b) no material claim has been asserted in writing and is pending by any Person against any Group Member challenging or questioning the use of any Group Member's Intellectual Property or the validity or effectiveness of any Group Member's Intellectual Property, nor does the Borrower know of any reasonable basis for any such claim, except for claims that could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the use of each Group Member's Intellectual Property by such Group Member does not infringe on the Intellectual Property rights of any Person in any material respect, except for infringements that could not reasonably be expected to have a Material Adverse Effect.

          4.10 Taxes. Except as set forth on Schedule 4.10 or otherwise disclosed in writing to the Administrative Agent prior to the date hereof, each
Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any material assessments made in writing against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental
Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); all tax returns filed by each Group Member are accurate in all material respects; no material tax Lien, other than a Lien for taxes not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained on the books of the relevant Group Member in conformity with GAAP, exists with respect to the property of any Group Member.

          4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying"
any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

          4.12 Labor Matters. Except as set forth on Schedule 4.12 or as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:
(a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

          4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of
ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan that resulted in any unpaid liability, and each Plan (other than any
Multiemployer Plan or any multiemployer health and welfare plan) has complied in all material respects with the applicable provisions of ERISA and the Code except any such Reportable Event, such "accumulated funding deficiency" or such failure to comply which could not reasonably be expected to have a Material
Adverse Effect. No termination of a Single Employer Plan has occurred, and no
Lien in favor of the PBGC or a Plan has arisen, during such five-year period except any such termination or Lien which could not reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans)
did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such
Plan allocable to such accrued benefits, except

                                                                              48

where any such shortfall does not result in the Group Members, collectively, incurring a material annual charge or cash outlay and is not reasonably expected to result in the same in the future. Neither the Borrower nor any Commonly
Controlled Entity has had within the five year period prior to the date on which this representation is made or deemed made, a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability to the Group Members, collectively, under ERISA and neither the Group Members, collectively, nor any Commonly Controlled Entity would be subject to any material liability under ERISA if such Group Member or any such Commonly Controlled Entity were to withdraw completely from any of the
Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the Borrower's knowledge, no such Multiemployer Plan is in Reorganization or Insolvent such that any Group
Member has incurred a material annual charge or cash outlay related thereto or may reasonably be expected to incur the same in the future.

          4.14 Investment Company Act; Other Regulations. No Loan Party is an
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan
Party is subject to regulation under any Requirement of Law (other than
Regulation X of the Board) that limits its ability to incur Indebtedness.

          4.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Restatement Effective Date,
(a) Schedule 4.15 sets forth the name and jurisdiction of organization of each
Subsidiary and the percentage of each class of Capital Stock (or other economic interest) owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options and Capital Stock of the Borrower granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except, with respect to the Capital Stock of the Borrower as set forth in the Operating
Agreement, as in effect on the Restatement Effective Date or such additional subscriptions, options, warrants, calls, rights or other agreements or commitments as may be issued in accordance with the Operating Agreement in connection with the addition of new members thereto in the ordinary course of business or created by the Transaction Documents as in effect on the Original
Closing Date. All of the Capital Stock of the Borrower was owned, as of the
Original Closing Date, by the Persons and in the amounts set forth on Schedule
4.15.

          4.16 Use of Proceeds. The proceeds of the Term Loans D funded on the
Restatement Effective Date shall be used (i) to repay in full the outstanding principal amount of the Existing Term Loans immediately prior to the Restatement
Effective Date, (ii) to finance a portion of the consideration payable under the
Purchase Agreement and to pay fees, expenses and premiums incurred in connection with the Purchase Agreement Transactions and (iii) for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business, including Permitted Acquisitions. A portion of the Term Loans D will be funded through the conversion on the Restatement Effective Date of Existing
Term Loans elected to be so converted. The proceeds of the Revolving Loans shall be used to finance a portion of the consideration payable under the Purchase
Agreement, and to pay related fees, expenses and premiums and, following the consummation of the Purchase Agreement Transactions, shall be used, together with the proceeds of Swingline Loans and the Letters of Credit, for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business, including Permitted Acquisitions. The proceeds of any New Term
Loans shall be used for general corporate purposes of the Borrower and its
Subsidiaries in the ordinary course of business, including Permitted
Acquisitions.

          4.17 Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

                                                                              49

          (a) the facilities and properties owned, leased or operated by any
Group Member (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation by any Group
Member of, or could give rise to liability of any Group Member under, any
Environmental Law;

          (b) no Group Member has received any written notice or has actual knowledge of the receipt of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does the
Borrower have actual knowledge that any such notice will be received or is being threatened;

          (c) Materials of Environmental Concern have not been transported or disposed of by any Group Member from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any
Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of by any Group Member or, to the knowledge of any Group Member, any other Person, at, on or under any of the
Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any
Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Business or, to the knowledge of any Group Member, the
Properties;

          (e) there has been no release or threat of release of Materials of
Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

          (f) each Group Member's operations at, and use and lease of, the
Properties are in compliance, and to the extent applicable have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any
Environmental Law with respect to the Business or, to the knowledge of any Group
Member, the Properties; and

          (g) no Group Member has assumed any liability of any other Person under Environmental Laws.

          4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the
Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents
(other than the projections and other pro forma financial information and any other forward-looking information), when taken as a whole, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which such statements were made.
All forward-looking information that has been or will be made available to the
Administrative Agent or the Lenders by or on behalf of any Loan Party is not and will not, when furnished and taken as a whole, be materially misleading in light of the circumstance under which such forward-looking information is furnished.
The projections and pro forma

                                                                              50

financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Purchase Agreement Documents made by the Borrower and, to the knowledge of the Borrower, made by Persons other than the Borrower are true and correct in all material respects. There is no fact known to any Loan Party that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.19 Security Documents. Each of the Security Documents is effective to create in favor of the Administrative Agent, for the benefit of the Secured
Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. (x) In the case of the Pledged Equity described in the Security Documents, when certificates or other instruments representing such Pledged Equity are delivered to the Administrative Agent or financing statements in appropriate form are filed in the offices specified in
Schedule 4.19, as applicable, (y) in the case of Collateral constituting deposit accounts or securities accounts, when Control Agreements covering such accounts are executed and delivered by the parties thereto, and (z) in the case of other
Collateral described in the Security Documents, when financing statements and other filings specified in Schedule 4.19 in appropriate form are filed in the offices specified in Schedule 4.19, and the other actions specified on Schedule
4.19 have been duly taken, the Lien created by the Security Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties and the Pledgors in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Security
Documents), in each case prior and superior in right to any other Person
(except, in the case of Collateral other than Pledged Equity, Permitted Liens).

          4.20 Solvency. As of the Restatement Effective Date, each Loan Party is, and the Loan Parties taken as a whole are, and after giving effect to the
Purchase Agreement Transactions will be, Solvent.

          4.21 Senior Indebtedness. The Obligations constitute "Senior Debt" of the Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral
Agreement constitute "Senior Debt" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture. As of the Restatement
Effective Date, other than the Obligations, no Loan Party has any Indebtedness constituting "Senior Debt" under and as defined in the Senior Subordinated Note
Indenture.

          4.22 Certain Documents. As of the date hereof, the Borrower has delivered to the Administrative Agent a complete and correct copy of the
Purchase Agreement Documents, the Senior Subordinated Note Indenture and the
Operating Agreement, including any amendments, supplements or modifications with respect to any of the foregoing.

          4.23 Anti-Terrorism Laws.

          (a) No Loan Party or, to the knowledge of any Loan Party, any of its
Affiliates is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                                                                              51

          (b) None of the Loan Parties, nor, to the knowledge of the Loan
Parties, any Affiliate of any Loan Party or their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a "Blocked Person"):

          (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

          (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

          (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

          (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224;

          (v) a person that is named as a "specially designated national" on the most current list published by the United States Treasury Department's
     Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

          (vi) a person who is affiliated or associated with any person described above.

          (c) No Loan Party, or to the knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive
Order No. 13224.

                         SECTION 5. CONDITIONS PRECEDENT

          5.1 Conditions to the Restatement Effective Date Extension of Credit.
The agreement of each Lender to make any extension of credit requested to be made by it on or after the Restatement Effective Date, and the effectiveness of this Agreement, are subject to the satisfaction, on or before July 20, 2006, of the following conditions precedent:

          (a) Loan Documents. The Administrative Agent shall have received on or prior to the Restatement Effective Date (i) this Agreement, executed and delivered by each of the Administrative Agent and the Borrower, (ii) the
     Assumption Agreement to the Guarantee and Collateral Agreement, executed and delivered by each of the New Loan Parties, (iii) an Acknowledgment and
     Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party, (iv) the counterpart signature pages to the Intercompany
     Note, executed and delivered by each of the New Loan Parties, (v) any Notes requested by a Lender, (vi) the Reaffirmation Agreements; (vii) signed written authorization from the Required Lenders to execute this Agreement on behalf of such Lenders; and (viii) as applicable (A) a fully executed
     Lender Addendum with respect to each such bank or other financial institution committing to fund Term Loans D on the Restatement Effective
     Date (and pursuant to which, on the Restatement Effective Date, such bank or other financial institution shall become a Term Lender, for all purposes under this Agreement) or (B) a fully executed Conversion Notice with respect to each Existing Lender electing to convert its

                                                                              52

     Existing Term Loans into Term Loans D (and pursuant to which on the
     Restatement Effective Date all of the outstanding principal amount of
     Existing Term Loans held by such Lender shall convert into Term Loans D);
     it being agreed and understood that delivery of a fully executed Conversion
     Notice by a Lender shall be deemed to constitute an authorization by such
     Lender directing the Administrative Agent to execute this Agreement;

          (b) Acquisition, etc.

               (i) The acquisition of the Purchased Entities shall have been consummated in accordance with the Purchase Agreement or otherwise on terms and conditions reasonably satisfactory to the Administrative
          Agent and all applicable Requirements of Law for aggregate gross consideration (excluding related fees and expenses) not exceeding
          $80,000,000.

               (ii) The capital and ownership structure of the Borrower and its
          Subsidiaries, after giving effect to the Purchase Agreement
          Transactions, shall be reasonably satisfactory to the Arranger.

          (c) Financial Statements. The Arranger shall have received the financial statements referred to in Section 4.1.

          (d) Projections. The Lenders shall have received financial projections for the Borrower and its Subsidiaries for fiscal years 2006 through 2012, including a description of the assumptions underlying such projections.

          (e) Approvals.

               (i) All governmental and third party approvals (including
          Hart-Scott-Rodino clearance and other consents) necessary in connection with the Purchase Agreement Transactions, the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries (including shareholder approvals, if any) shall have been obtained and be in full force and effect, the absence of which would not reasonably be expected to have a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the Purchase
          Agreement Transaction or the financing contemplated hereby.

               (ii) All consents and approvals necessary to consummate the
          Purchase Agreement Transactions and the financing contemplated hereby shall have been received from the holders of the Senior Subordinated
          Notes, and any supplemental indenture required to effect such consents and approvals shall have become effective and operative. No Default or
          Event of Default or event that, upon the passage of time and/or delivery of notice, constitutes a Default or Event of Default shall exist or shall occur as a result of such transactions under and as defined in the Senior Subordinated Note Indenture.

          (f) Lien Searches. The Administrative Agent shall have received the results of such lien searches as it may request in each relevant jurisdiction with respect to the Borrower and its Subsidiaries (including
     Purchased Entities), and such searches shall reveal no liens on any of the assets of the Borrower and its Subsidiaries or any other Collateral, except for Permitted Liens or

                                                                              53

     liens to be discharged on or prior to the Restatement Effective Date pursuant to documentation reasonably satisfactory to the Administrative
     Agent.

          (g) Fees. The Lenders and the Agents shall have received all fees required to be paid, and all reasonable expenses for which invoices have been presented (including the reasonable and documented fees and expenses of one firm of legal counsel) (in addition to any local counsel), on or before the Restatement Effective Date. All such amounts will be paid with proceeds of Loans made on the Restatement Effective Date and will be reflected in the funding instructions given by the Borrower to the
     Administrative Agent on or before the Restatement Effective Date.

          (h) Closing Certificate; Certified Certificate of Incorporation; Good
     Standing Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, (i) a certificate of each Loan Party, dated the Restatement Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation (or similar document) of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party,
     (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization and (iii) a good standing certificate for each
     Loan Party from each jurisdiction in which such Loan Party has foreign qualification to the extent that the failure to obtain such foreign qualification would reasonably be expected to have a Material Adverse
     Effect.

          (i) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

               (i) the legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison
          LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E-1; and

               (ii) the legal opinion from Jones Vargas, Wolf, Block, Schorr and
          Solis-Cohen LLP and Skadden, Arps, Slate, Meagher & Flom LLP,
          substantially in the form of Exhibit E-2, E-3 and E-4, respectively.

          (j) Pledged Equity. The Administrative Agent shall have received (i)
     the certificates representing the Pledged Equity, if any, together with an undated stock power (or similar instrument) for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and
     (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank)
     by the pledgor thereof.

          (k) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security
     Documents to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), including the filings described in Schedule 4.19, shall be in proper form for filing, registration or recordation.

          (l) Solvency Certificate. The Administrative Agent shall have received and be reasonably satisfied with a solvency certificate in the form of
     Exhibit G, executed as of the Restatement Effective Date by the chief financial officer of the Borrower.

          (m) Insurance. The Administrative Agent (i) shall be reasonably satisfied with the insurance program to be maintained by the Borrower and its Subsidiaries following the

                                                                              54

     Restatement Effective Date and (ii) shall have received insurance certificates satisfying the requirements of Section 5.2 of the Guarantee and Collateral Agreement.

          (n) Patriot Act, etc. The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act, as reasonably requested by the
     Administrative Agent.

          5.2 Conditions to Each Extension of Credit. The agreement of each
Lender to make any extension of credit requested to be made by it on any date
(including its extension of credit on the Restatement Effective Date) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent that such representations and warranties related to a particular date, in which case such representations and warranties shall be true and correct in all material respects on and as of such date).

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such particular date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or the Payment Obligations have not been Fully Satisfied, the Borrower shall and shall cause each of its Subsidiaries to:

          6.1 Financial Statements. Furnish to each Lender, through the
Administrative Agent:

          (a) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated
     Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young
     LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the
     Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year and the figures from the applicable portion of the current budgeted statement of operations delivered pursuant to Section
     6.2(c), certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes); and

                                                                              55

          (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the
     Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its consolidated
     Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year and the figures from the applicable portion of the current budgeted statement of operations delivered pursuant to Section 6.2(c), certified by a Responsible
     Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

          6.2 Certificates; Other Information. Furnish to each Lender, through the Administrative Agent (or, in the case of clause (h), to the Administrative
Agent or the relevant Lender):

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any
     Default or Event of Default under Section 7.1, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants in
     Sections 6 and 7 and other material agreements, and satisfied every material condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or
     Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements (x) a Compliance
     Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this
     Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any material Intellectual Property acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered after the Restatement
     Effective Date);

          (c) as soon as available, and in any event no later than 30 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year, shown on a month-by-month basis (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, material revisions, if any, to such budget and projections with respect to such fiscal year
     (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such
     Projections are based on estimates, information and assumptions believed by management to be reasonable at such time and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

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          (d) within 90 days after the end of each fiscal year of the Borrower and within 45 days after the end of the first three quarterly periods of each fiscal year of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its
     Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

          (e) no later than five Business Days (or such shorter time as may be agreed to by the Administrative Agent) prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Subordinated Note
     Indenture, the Purchase Agreement Documents and the Operating Agreement,
     provided that, (i) solely with respect to the Purchase Agreement Documents, such prior copies shall only be required to the extent such amendment, supplement, waiver or other modification would be materially adverse to the
     Borrower or its Subsidiaries or would reduce the indemnification furnished to the Borrower or any of its Subsidiaries, and (ii) solely with respect to the Operating Agreement, such prior copies shall only be required to the extent such amendment, supplement, waiver or other modification would be materially adverse to the Agents or the Lenders;

          (f) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

          (g) no later than three Business Days (or such shorter time as may be agreed to by the Administrative Agent) prior to consummating any transaction described in Section 7.2(f) and 7.8(h), (i) a transaction summary with respect to the Target and such potential Permitted Acquisition and (ii) a certificate of a Responsible Officer demonstrating in reasonable detail (A) that both before and after giving effect to such transaction, no
     Default or Event of Default shall be in effect (including, on a pro forma basis, pursuant to Section 7.1), (B) that, immediately after giving effect to such transaction, the sum of the availability under the Total Revolving
     Commitments and the cash and Cash Equivalents then held by the Borrower shall not be less than $10,000,000 and (C) the Borrower shall be in compliance with the financial tests referred to in clause (d) of the definition of "Permitted Acquisition"; and

          (h) promptly, such additional financial and other information as the
     Administrative Agent or any Lender may from time to time reasonably request, including with respect to the Patriot Act.

          6.3 Payment of Obligations. Except as would not reasonably be expected to have a Material Adverse Effect, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

          6.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause
(ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with

                                                                              57

all material Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event general liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and (c)
deliver to the Administrative Agent a report of a reputable insurance broker with respect to insurance substantially concurrently with each delivery of the
Borrower's audited financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

          6.6 Inspection of Property; Books and Records; Discussions. (a) Keep
proper books of records and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in conformity in all material respects with all Requirements of Law and which shall permit the preparation of financial statements in conformity with GAAP and (b) permit representatives of the Agents or any Lender in coordination with the Administrative Agent, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group
Members with officers of the Group Members and with their independent certified public accountants. The costs and expenses of any such inspection will be paid by the inspecting Lender, unless an Event of Default then exists, in which case the costs and expenses will be paid by the Group Members and will constitute
Obligations.

          6.7 Notices. Promptly give notice to each Lender, through the
Administrative Agent of:

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any material Contractual
     Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any
     Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a
     Material Adverse Effect;

          (c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $1,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought that would reasonably be expected to have a Material Adverse Effect or (iii) which relates to any Loan Document;

          (d) the following events, as soon as practicable and in any event within 30 days after the Borrower knows or has reason to know thereof: (i)
     the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination,
     Reorganization or Insolvency of, any Multiemployer Plan or (ii) the
     institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan
     with respect to the withdrawal from, or the termination, Reorganization or
     Insolvency of, any Plan;

          (e) any development, event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect; and

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          (f) receipt by the Borrower of any notice delivered by a Member (as defined in the Operating Agreement) under Section 9.2 of the Operating
     Agreement of any proposed or consummated transfer or assignment of any membership interest in the Borrower, with details thereof, to the extent that, to the knowledge of the Borrower, such transfer or assignment would reasonably be expected to breach Section 9.2 of the Operating Agreement.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

          6.8 Environmental Laws.

          (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable
Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental
Laws, except where the failure to so comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under
Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental
Laws, except where the failure to so conduct, complete and comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.9 Additional Collateral, etc.

          (a) With respect to any property acquired after the Original Closing
Date by any Group Member (other than (x) any property described in paragraph
(b), (c) or (d) below, (y) any leasehold interest in real property and (z)
property acquired by any Excluded Foreign Subsidiary) as to which the
Administrative Agent, for the benefit of the Secured Parties, does not have a perfected first priority Lien, promptly (i) execute and deliver to the
Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured
Parties, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee interest in any owned real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Original Closing Date by any Group Member (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(m) to the extent the documentation relating to such Lien prohibits a second lien on such real property and (y) owned real property acquired by any Excluded Foreign
Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such owned real property, (ii) if requested by the Administrative
Agent, provide the Secured Parties with (x) title and extended coverage insurance covering such owned real property in an amount at least equal to the purchase price of such owned real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance

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reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative
Agent.

          (c) With respect to any new Subsidiary (other than an Excluded Foreign
Subsidiary) created or acquired after the Original Closing Date by any Group
Member (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly
(i) execute and deliver to the Administrative Agent such amendments to the
Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the
Secured Parties, a perfected first priority security interest in the Capital
Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock and any intercompany notes evidencing such obligations, together with undated stock powers (or similar instruments), in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) if such new Subsidiary is a Wholly Owned Subsidiary, cause such Subsidiary (A) to become a party to the
Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured
Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the
Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative
Agent.

          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Original Closing Date by any Group Member (other than by any
Group Member that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and
Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new
Subsidiary that is owned by any such Group Member (provided, that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative
Agent the certificates representing such Capital Stock and any intercompany notes evidencing such obligations, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group
Member, and take such other action as may be necessary or, in the opinion of the
Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          6.10 Transfer of Membership Interests. Permit any transfer or assignment of any membership interest in the Borrower; provided, that after giving effect to such transfer or assignment, (i) at least 70% of the Class A
Units (as defined in the Operating Agreement) remain subject to the Pledge
Agreement and (ii) the representation and warranty of the Borrower in Section
4.13 is true and correct in all material respects as of the date of such transfer or assignment.

          6.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this
Agreement and the other Loan Documents, or of more fully perfecting or renewing the

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rights of the Administrative Agent and the Secured Parties with respect to the
Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral)
pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any
Secured Party of any power, right, privilege or remedy pursuant to this
Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the
Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Secured Party may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

          6.12 Post Closing. Cause all deposit accounts acquired in connection with the acquisition of the Purchased Entities to be closed within 240 days of the Closing Date or to become subject to control agreements, as required by the
Guarantee and Collateral Agreement.

                    SECTION 7. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or the Payment Obligations have not been Fully Satisfied, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1 Financial Covenants.

          (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage
Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                             Consolidated
Fiscal Quarter                                              Leverage Ratio
---------------------------------------------------------   --------------
July 1, 2006 through September 30, 2006                       5.75 to 1
October 1, 2006 through December 31, 2006                     5.75 to 1
January 1, 2007 through March 31, 2007                        5.75 to 1
April 1, 2007 through June 30, 2007                           5.75 to 1
July 1, 2007 through September 30, 2007                       5.75 to 1
October 1, 2007 through December 31, 2007                     5.75 to 1
January 1, 2008 through March 31, 2008                        5.75 to 1
April 1, 2008 through June 30, 2008                           5.50 to 1
July 1, 2008 through September 30, 2008                       5.50 to 1
October 1, 2008 through December 31, 2008                     5.25 to 1
January 1, 2009 through March 31, 2009                        5.25 to 1
April 1, 2009 through June 30, 2009                           5.25 to 1
July 1, 2009 through September 30, 2009                       5.25 to 1
October 1, 2009 through December 31, 2009                     5.00 to 1
January 1, 2010 through March 31, 2010                        5.00 to 1
April 1, 2010 through June 30, 2010                           4.75 to 1
July 1, 2010 through September 30, 2010                       4.75 to 1
October 1, 2010 through December 31, 2010                     4.50 to 1
January 1, 2011 through March 31, 2011                        4.50 to 1
April 1, 2011 through June 30, 2011                           4.50 to 1
July 1, 2011 through September 30, 2011                       4.50 to 1

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                                                             Consolidated
Fiscal Quarter                                              Leverage Ratio
---------------------------------------------------------   --------------
October 1, 2011 through December 31, 2011 and each fiscal
   quarter thereafter                                         4.25 to 1

          (b) Consolidated Interest Coverage Ratio. Permit the Consolidated
Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the
Restatement Effective Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                     Consolidated Interest
Fiscal Quarter                                          Coverage Ratio
--------------------------------------------------   ---------------------
July 1, 2006 through September 30, 2006                   1.70 to 1
October 1, 2006 through December 31, 2006                 1.70 to 1
January 1, 2007 through March 31, 2007                    1.70 to 1
April 1, 2007 through June 30, 2007                       1.70 to 1
July 1, 2007 through September 30, 2007                   1.70 to 1
October 1, 2007 through December 31, 2007                 1.70 to 1
January 1, 2008 through March 31, 2008                    1.70 to 1
April 1, 2008 through June 30, 2008                       1.75 to 1
July 1, 2008 through September 30, 2008                   1.75 to 1
October 1, 2008 through December 31, 2008                 1.80 to 1
January 1, 2009 through March 31, 2009                    1.80 to 1
April 1, 2009 through June 30, 2009                       1.90 to 1
July 1, 2009 through September 30, 2009                   1.90 to 1
October 1, 2009 through December 31, 2009                 2.00 to 1
January 1, 2010 through March 31, 2010                    2.00 to 1
April 1, 2010 through June 30, 2010                       2.15 to 1
July 1, 2010 through September 30, 2010                   2.15 to 1
October 1, 2010 through December 31, 2010                 2.15 to 1
January 1, 2011 through March 31, 2011                    2.15 to 1
April 1, 2011 through June 30, 2011                       2.15 to 1
July 1, 2011 through September 30, 2011                   2.15 to 1
October 1, 2011 through December 31, 2011 and each
fiscal quarter thereafter                                 2.25 to 1

          7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

          (a) Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) (i) Indebtedness of the Borrower to any Subsidiary and of (A) any
     Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary and (B) any Non-Subsidiary Guarantor to a Non-Subsidiary Guarantor and (ii)
     Indebtedness of any Non-Subsidiary Guarantor to the Borrower or any
     Subsidiary Guarantor in an amount for this clause (ii) not to exceed
     $3,000,000; provided, that any such Indebtedness is evidenced by, and subject to the provisions (including the subordination provisions) of, the
     Intercompany Note;

                                                                              62

          (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower, any Guarantor or their Subsidiaries of (i) obligations of any Wholly Owned Subsidiary Guarantor or (ii) any Indebtedness of the
     Borrower or any of its Subsidiaries permitted under this Section 7.2;

          (d) Indebtedness outstanding on the Restatement Effective Date and listed on Schedule 7.2(d) and any Permitted Refinancing Indebtedness
     incurred to renew, refund, refinance, replace, defease or discharge such
     Indebtedness;

          (e) (i) Indebtedness of the Borrower in respect of the Senior
     Subordinated Notes in an aggregate principal amount not to exceed
     $180,000,000 and (ii) Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge the Indebtedness described in clause (i) of this Section 7.2(e), and (iii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness described in clause (i) or (ii) of this Section 7.2(e), provided, that such Guarantee
     Obligations are subordinated to the same extent as the obligations of the
     Borrower in respect of the Senior Subordinated Notes;

          (f) Indebtedness of the Borrower incurred to finance, or assumed in connection with, any Permitted Acquisitions that are permitted by Section
     7.8(h) so long as (w) such Indebtedness is subordinated to the Indebtedness created under the Loan Documents in a manner substantially equivalent to the subordination of the Senior Subordinated Notes, (x) the terms of such
     Indebtedness are no more restrictive than the terms applicable to the
     Senior Subordinated Notes, (y) the final maturity of such Indebtedness is no earlier than six months after the final maturity of the Loans and (z)
     such Indebtedness shall not require any payments of principal thereof prior to the final maturity of the Loans, and any Permitted Refinancing
     Indebtedness incurred to renew, refund, refinance, replace, defease or discharge Indebtedness described in this Section 7.2(f);

          (g) Indebtedness in respect of any Specified Swap Agreement that is otherwise permitted under Section 7.12;

          (h) Insurance Premium Financings in a principal amount not to exceed
     $30,000,000 at any time outstanding;

          (i) Indebtedness in respect of (i) workers compensation claims, self-insurance obligations and bankers' acceptances in the ordinary course of business and (ii) bid, performance or surety bonds, appeal bonds or replevin bonds issued for the account of the Borrower or any of its
     Subsidiaries in the ordinary course of business, including guarantees or obligations of the Borrower or any of its Subsidiaries with respect to letters of credit supporting such bid, performance or surety obligations
     (in each case other than for an obligation for money borrowed);

          (j) Indebtedness arising in connection with the endorsement of instruments for deposit in the ordinary course of business;

          (k) to the extent constituting Indebtedness and subject to Section
     7.8(h), customary purchase price adjustments, earn outs, indemnification obligations and similar items of the Borrower or any of its Subsidiaries in connection with Permitted Acquisitions and dispositions otherwise permitted under this Agreement;

          (l) Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the
     Borrower or any of its Subsidiaries (including Capital Lease

                                                                              63

     Obligations), and any Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge such Indebtedness, in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding; and

          (m) additional Indebtedness of the Borrower or any of its Subsidiaries
     in an aggregate principal amount (for the Borrower and all Subsidiaries)
     not to exceed $20,000,000 at any one time outstanding.

          7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except the following
(collectively, "Permitted Liens"):

          (a) Liens for taxes, fees, assessments or other governmental charges not yet due or that are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP, or the nonpayment thereof is otherwise permitted pursuant to Section 6.3;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, zoning and other similar restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the
     Borrower or any of its Subsidiaries;

          (f) Liens in existence on the Restatement Effective Date listed on
     Schedule 7.3(f), provided, that no such Lien is spread to cover any additional property after the Restatement Effective Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens created pursuant to the Security Documents;

          (h) any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

          (i) Liens securing Indebtedness permitted by Section 7.2(m) and
     Section 7.2(h); provided, that any lien securing Indebtedness permitted by
     Section 7.2(h) shall only cover insurance policies whose premiums are being financed pursuant to the insurance policy financings permitted by Section
     7.2(h) and the proceeds of such insurance policies;

          (j) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 8(i), except that any such
     Lien securing an obligation of more than $10,000,000 shall not be in effect for more than 60 days;

                                                                              64

          (k) Liens arising from precautionary UCC financing statements filed in connection with operating leases;

          (l) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or any of its Subsidiaries (including any restriction on the use of such cash and Cash Equivalents), in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (m) Liens existing on any property or asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries or on any property of a
     Person existing at the time such Person is acquired or merged with or into or consolidated with the Borrower or any of its Subsidiaries to the extent such acquisition or merger is permitted by this Agreement (and as long as such Lien was not created in anticipation or contemplation of such acquisition or merger); provided, that such Liens do not extend to property not subject to such Liens at the time of the acquisition or merger (other than improvements thereon) and are no more favorable to the lienholders than such existing Liens;

          (n) Liens on cash earnest money deposits made in connection with
     Permitted Acquisitions in an aggregate amount not to exceed $15,000,000 at any time outstanding;

          (o) Liens to secure Indebtedness permitted by Section 7.2(l);
     provided, that such Liens shall only attach to the property, plant or equipment financed thereby and improvements thereon or additions thereto;

          (p) Liens arising as a matter of law of any securities intermediary on
     Cash Equivalents held by such securities intermediary;

          (q) non-exclusive Intellectual Property licenses granted in the ordinary course of business; and

          (r) additional Liens securing obligations which are not Indebtedness in an aggregate amount not to exceed $1,000,000 at any time.

          7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided, that the Borrower shall be the continuing or surviving entity) or with or into any Wholly Owned Subsidiary Guarantor
     (provided, that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving entity);

          (b) any Subsidiary of the Borrower may Dispose of any or all of its
     assets (i) to the Borrower or any Wholly Owned Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 7.5;

                                                                              65

          (c) any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation;

          (d) the Borrower may merge or consolidate with an Affiliate solely for the purpose of reincorporating the Borrower in another United States jurisdiction or converting the Borrower into a corporation; provided, that
     (i) such Affiliate is formed solely for the purpose of effecting such reincorporation or conversion and (ii) the Borrower complies with Section
     5.5 of the Guarantee and Collateral Agreement in connection therewith;

          (e) any Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time following the Disposition by such Subsidiary of all its assets in accordance with Section 7.4(b); provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect;

          (f) any Non-Subsidiary Guarantor (i) may be merged or consolidated with or into any other Non-Subsidiary Guarantor and (ii) may Dispose of any or all of its assets to any other Non-Subsidiary Guarantor; and

          (g) the sale of directors' qualifying shares of Capital Stock as required by applicable law.

          7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete, surplus or worn out property in the ordinary course of business;

          (b) the sale or lease of products or services, or the termination of accounts, in each case in the ordinary course of business;

          (c) Dispositions permitted by clause (i) of Section 7.4(b);

          (d) leasing or sub-leasing of property (or the termination of such leases or sub-leases) or licensing or sub-licensing agreements (or terminations thereof) in the ordinary course of business;

          (e) the sale or issuance of any Subsidiary's Capital Stock to the
     Borrower or any Wholly Owned Subsidiary Guarantor;

          (f) the Disposition of other property having a fair market value not to exceed $5,000,000 in the aggregate for any fiscal year of the Borrower;

          (g) Restricted Payments permitted by Section 7.6;

          (h) Dispositions that occur as the result of a Recovery Event;

          (i) the entering into or termination of any real property or vehicle leases or subleases in the ordinary course of business;

          (j) Dispositions of cash or Cash Equivalents; and

          (k) the sale of directors' qualifying shares of Capital Stock as required by applicable law.

                                                                              66

          7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in Capital Stock of the Person making such dividend)
on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any
Group Member (collectively, "Restricted Payments"), except that:

          (a) any Subsidiary may make Restricted Payments to the Borrower or any
     Wholly Owned Subsidiary Guarantor;

          (b) so long as no Default or Event of Default shall have occurred and be continuing before and after giving effect thereto, the Borrower may purchase membership interests and options thereon from present or former officers or employees of any Group Member upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments after the Original Closing Date (net of any proceeds received by the Borrower after the date hereof in connection with resales of membership interests and options thereon so purchased) shall not exceed $1,500,000 in any twelve-month period; provided, however, that amounts not utilized for Restricted Payments during any twelve-month period may be carried forward and utilized in any subsequent twelve-month period, up to a maximum of $3,000,000 in any twelve-month period;

          (c) the Borrower may make Tax Distributions as provided for in the last paragraph of Section 6.4 of the Operating Agreement as in effect on the Original Closing Date and without regard to any amendments to Section
     6.4 of the Operating Agreement, including any amendments to the Tax Sharing
     Agreement;

          (d) the Borrower may make repurchases of Capital Stock deemed to occur upon the exercise of stock options to the extent such Capital Stock represents a portion of the exercise price of those stock options;

          (e) so long as (i) no Default or Event of Default shall have occurred and be continuing before and after giving effect thereto and (ii) the
     Borrower shall be in pro forma compliance with the Consolidated Leverage
     Ratio for its most recently completed four fiscal quarters for which quarterly financial statements are available as required under Section
     7.1(a), the Borrower may make Restricted Payments not otherwise permitted under this Section 7.6 to its members or other equity holders in an aggregate amount not to exceed $3,000,000 over the term of this Agreement;
     and

          (f) so long as (i) no Default or Event of Default shall have occurred and be continuing before and after giving effect thereto and (ii) the
     Borrower shall be in pro forma compliance with the Consolidated Leverage
     Ratio for its most recently completed four fiscal quarters for which quarterly financial statements are available as required under Section
     7.1(a), as in effect on the date hereof, the Borrower may make Permitted
     Payments in an aggregate amount not to exceed $6,000,000 since the
     Restatement Effective Date.

          7.7 Capital Expenditures. Make or commit to make any Capital
Expenditure, except (i) up to $5,000,000 of Capital Expenditures of the Borrower
and its Subsidiaries during the term of this Agreement for strategic systems initiatives and upgrades being undertaken by the Borrower and (ii) Capital
Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding 1.75% of the Borrower's historical revenues for the most recently completed four fiscal quarters (calculated after giving pro forma effect to all Material Acquisitions and Material Dispositions

                                                                              67

occurring during such period) for which quarterly financial statements are available; provided, that (a) up to 50% of any such amount referred to in clause
(ii) above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding two fiscal years and (b)
Capital Expenditures made pursuant to this Section 7.7 during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (a) above.

          7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital
Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person
(all of the foregoing, "Investments"), except:

          (a) extensions of trade credit in the ordinary course of business;

          (b) investments in cash and Cash Equivalents;

          (c) Guarantee Obligations permitted by Section 7.2;

          (d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $250,000 at any one time outstanding;

          (e) the Purchase Agreement Transactions;

          (f) Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

          (g) intercompany Investments by any Group Member in the Borrower or
     any Person that, prior to such investment, is a Wholly Owned Subsidiary
     Guarantor;

          (h) Investments by the Borrower or any Subsidiary Guarantor not
     otherwise permitted by any of the clauses of this Section 7.8 and consisting of Permitted Acquisitions; provided, that no Permitted
     Acquisition shall be permitted if the aggregate purchase price to be paid by the Borrower and its Subsidiaries (including the fair market value of any non-cash component of such purchase price (other than Capital Stock of the Borrower), the payment of any premiums, fees and expenses in connection therewith, purchase price adjustments, earn outs and similar items, and the amount of any Indebtedness refinanced or assumed by the Borrower or any of its Subsidiaries in connection therewith) for all Permitted Acquisitions after the Restatement Effective Date exceeds $100,000,000;

          (i) Investments in assets permitted by Section 7.7;

          (j) Investments consisting of the non-cash portion of the sales price received for Dispositions permitted by Section 7.5;

          (k) Investments in existence on the Restatement Effective Date and set forth on Schedule 7.8;

                                                                              68

          (l) accounts receivable owing to the Borrower or any of its
     Subsidiaries that are created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

          (m) endorsements of negotiable instruments held for collection in the ordinary course of business;

          (n) lease, utility and other deposits or advances in the ordinary course of business;

          (o) any Specified Swap Agreement that is otherwise permitted under
     Section 7.12;

          (p) Investments in securities of trade creditors or customers in the ordinary course of business and consistent with the Borrower's or any of its Subsidiary's past practices that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (q) Investments received in compromise or resolution of any litigation, arbitration or other disputes with Persons who are not
     Affiliates;

          (r) cash earnest money deposits made in connection with Permitted
     Acquisitions in an aggregate amount not to exceed $15,000,000 at any time outstanding;

          (s) Investments in the Borrower's Supplemental Executive Retirement
     Plan ("SERP") and any other employee retirement or other benefit plans created in the ordinary course of business not to exceed $10,000,000 in the aggregate during the term of this Agreement; and

          (t) in addition to Investments otherwise expressly permitted by this
     Section, Investments by the Borrower or any of its Subsidiaries in an
     aggregate amount (valued at cost) not to exceed $10,000,000 during the term of this Agreement.

          7.9 Optional Payments and Modifications of Certain Debt Instruments.
(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Subordinated Notes except (i) with proceeds of Permitted Refinancing Indebtedness permitted to be incurred under
Section 7.2(e) and (ii) the Borrower may repurchase up to $5,000,000 of Senior
Subordinated Notes over the term of this Agreement; (b) change or amend, or agree to any change or amendment to, the terms of the Senior Subordinated Notes or the Senior Subordinated Note Indenture if the effect of such change or amendment is to: (i) increase the interest rate on the Senior Subordinated
Notes, (ii) shorten the dates upon which payments of principal or interest are due on the Senior Subordinated Notes, (iii) add or change in a manner adverse to the Borrower any event of default or add or make more restrictive any covenant with respect to the Senior Subordinated Note Indenture, (iv) change in a manner adverse to the Borrower the prepayment provisions in the Senior Subordinated
Note Indenture, (v) change the subordination provisions set forth in Article 10 of the Senior Subordinated Note Indenture or (vi) increase the obligations of the Borrower and its Subsidiaries, taken as a whole, or confer additional rights on the holders of the Senior Subordinated Notes in a manner adverse to the
Borrower and its Subsidiaries, taken as a whole, or the Lenders; or (c)
designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Senior Debt" (or any other defined term having a similar purpose) for purposes of the Senior Subordinated Note Indenture.

                                                                              69

          7.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory, consulting or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary
Guarantor), other than: (a) any transaction that is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of the relevant
Group Member, and (iii) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate; (b) any transaction pursuant to the contracts or agreements set forth on Schedule 7.10 and any amendment, modification or replacement of such contract or agreement, provided, that any such amendment, modification or replacement of such contract or agreement is on terms that are no less favorable to the Lenders in any material respect than the original contract or agreement as in effect on the Original Closing Date; (c)
any transaction permitted by Section 7.4, 7.6, 7.8 or 7.9; (d) any issuance of
Capital Stock of the Borrower, provided, that at least 70% of the Class A Units
(as defined in the Operating Agreement) remain subject to the Pledge Agreement after giving effect thereto; (e) any transaction consisting of the provision of services by the Borrower and/or the Subsidiary Guarantors to their Affiliates in the ordinary course of business on terms that are not materially adverse to the
Lenders; (f) any transaction pursuant to which Mafco provides the Borrower and/or the Subsidiary Guarantors, at their request and at the cost to Mafco, with services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services; (g) any transaction amending the provisions of the Management Agreement or the Operating Agreement,
to the extent that such amendment is not less favorable to the Lenders in any material respect than the original agreement as in effect on the Original
Closing Date; and (h) employment agreements, employee benefit plans (including, without limitation, the SERP), consultant agreements, officer or director indemnification agreements, or confidentiality, non-competition, non-solicitation or any similar arrangement or agreement entered into by the
Borrower or any of its Subsidiaries in the ordinary course of business and payments pursuant thereto.

          7.11 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.

          7.12 Swap Agreements. Enter into any Swap Agreement, except (a) Swap
Agreements entered into to hedge or mitigate risks to which the Borrower or any
Subsidiary has actual exposure (other than those in respect of Capital Stock or the Senior Subordinated Notes) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any
Subsidiary.

          7.13 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

          7.14 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this
Agreement, any of the other the Loan Documents or the Senior Subordinated Note
Indenture, (b) any agreements governing any secured Indebtedness otherwise permitted hereby (in which case any prohibition or limitation shall apply only to the property or assets securing such Indebtedness), (c) any agreements evidencing Permitted Liens, (d) customary provisions in leases, licenses and other contracts restricting the assignment thereof, and (e) customary restrictions and conditions contained in any agreement governing any Disposition permitted hereunder pending such Disposition, provided, that such restrictions and conditions only apply to the property or Subsidiary that is to be sold.

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          7.15 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other
Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan
Documents and the Subordinated Note Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the
Capital Stock or assets of such Subsidiary, (iii) any restrictions or conditions imposed by any Requirement of Law, (iv) customary minimum net worth restrictions in leases of real property, (v) restrictions in agreements governing
Indebtedness permitted by Section 7.2(l); provided that such restrictions apply only to the property or assets securing such Indebtedness; and (vi) any restrictions or conditions existing on the date hereof identified on Schedule
7.15 (but shall not apply to any extension, renewal, amendment or modification of such restriction or condition that expands the scope thereof).

          7.16 Lines of Business. Enter into any material line of business, either directly or through any Subsidiary, except for those businesses of the same general type in which the Borrower and its Subsidiaries are engaged on the date hereof (after giving effect to the Purchase Agreement Transactions) or that are reasonably incidental or related thereto.

          7.17 Amendments to Purchase Agreement Documents. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its
Subsidiaries pursuant to the Purchase Agreement Documents such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b)
otherwise amend, supplement or modify the terms and conditions of the Purchase
Agreement Documents or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Restatement
Effective Date and (ii) would not reasonably be expected to have a Material
Adverse Effect.

          7.18 Change in Structure. Except as expressly permitted under Section
7.4, make or commit to make any material changes in its equity structure
(including in the terms of its outstanding Capital Stock), or amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, its certificate of incorporation, certificate of formation, operating agreement or other constituent documents in any respect materially adverse to the Agents or the Lenders. Issuances of Capital Stock, or
warrants or options to acquire Capital Stock, shall not be deemed a change in equity capital structure or a material amendment to the constituent documents.

                          SECTION 8. EVENTS OF DEFAULT

          8.1 Events of Default. If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan or
     Reimbursement Obligation when due in accordance with the terms hereof; or
     the Borrower shall fail to pay any interest on any Loan or Reimbursement
     Obligation, or any other amount payable hereunder or under any other Loan
     Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by any Loan
     Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other

                                                                              71

     statement furnished by it at any time under or in connection with this
     Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this
     Agreement or Section 5.5 or 5.7(c) of the Guarantee and Collateral
     Agreement; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document
     (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

          (e) if on any date any Group Member or any Affiliate thereof shall receive any payment from any party under any indemnification arrangements under the Purchase Agreement Documents or as a direct or indirect result of any breach of any term or provision of the Purchase Agreement Documents or otherwise in respect of any claim by any Group Member or any Affiliate thereof arising out of the acquisition of the Purchased Entities, and fails to contribute an amount equal to 100% of such payment (calculated after any taxes of the Borrower or any Subsidiary and Tax Distributions related to such payment), promptly following the date of receipt, to the Borrower; or

          (f) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such
     Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a
     Guarantee Obligation) to become payable, or the effect of which default is to require the prepayment, redemption, repurchase or defeasance of, or cause any Group Member to make any offer to prepay, redeem, repurchase or defease, such Indebtedness; provided, that a default, -------- event or condition described in clause (i), (ii) or (iii) of this paragraph (f)
     shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses
     (i), (ii) and (iii) of this paragraph (f) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

          (g) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets,

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     or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i)
     above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any
     Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any
     Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any
     Group Member or any Commonly Controlled Entity, (iii) a Reportable Event
     shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single
     Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any
     Group Member or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi)
     above, such event or condition, together with all other such events or conditions, if any, would, reasonably be expected to have a Material
     Adverse Effect; or

          (i) one or more judgments or decrees shall be entered against any
     Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (j) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or Affiliate thereof shall so assert in writing, or any Lien created by any of the Security Documents on any material portion of the Collateral shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than as a result of any act on the part of the Administrative Agent); or

          (k) the guarantee contained in Section 2 of the Guarantee and
     Collateral Agreement shall cease, for any reason, to be in full force and effect, or any Loan Party or Affiliate thereof shall so assert in writing;
     or

          (l) the occurrence of a Change of Control; or

          (m) the subordination provisions set forth in Article 10 of the Senior
     Subordinated Note Indenture shall be revoked, invalidated or cease to be in full force and effect or any Loan Party, any Affiliate of any Loan Party, or the holders of at least 51% in aggregate principal amount of the Senior
     Subordinated Notes shall so assert in writing;

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then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required
Lenders, the Administrative Agent may, or upon the request of the Required
Lenders, the Administrative Agent shall, by notice to the Borrower declare the
Revolving Commitments to be terminated forthwith, whereupon the Revolving
Commitments shall immediately terminate; and (ii) with the consent of the
Required Lenders, the Administrative Agent may, or upon the request of the
Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C
Obligations, whether or not the beneficiaries of the then outstanding Letters of
Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.
With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all Payment Obligations have been Fully
Satisfied, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

          8.2 Cure Right.

          (a) Notwithstanding anything to the contrary contained in Section 8.1, in the event that the Borrower fails (or, but for the operation of this
     Section 8.2, would fail) to comply with the financial covenants of Section
     7.1, from the date the certificate calculating compliance with such financial covenants is required to be delivered pursuant to Section 6.2(b)
     until the expiration of the 10th day subsequent to such date, the Sponsor
     Group shall have the right to contribute, directly or indirectly, cash to the common equity capital of the Borrower in consideration of the issuance of common equity of the Borrower (the "Cure Right"), and upon the receipt by the Borrower of such cash (the "Cure Amount") pursuant to the exercise by the Sponsor Group of such Cure Right such financial covenants shall be recalculated giving effect to the following pro forma adjustments:

          (i) Consolidated EBITDA shall be increased for the fiscal quarter ending on the date such financial covenant is being tested as of, solely for the purpose of determining compliance with Section 7.1 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount (it being understood and agreed that such increase shall continue to be included in the calculation of Consolidated
          EBITDA for such fiscal quarter for purposes of determining compliance with Section 7.1 for the next succeeding three fiscal quarter periods); and

          (ii)If, after giving effect to the foregoing recalculations, the
          Borrower shall then be in compliance with the requirements of Section
          7.1, the Borrower shall be deemed to have

                                                                              74

          satisfied the requirements of Section 7.1 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 7.1 that had occurred shall be deemed cured for the purposes of the Agreement.

          (b) Notwithstanding anything herein to the contrary, (i) in each four-fiscal-quarter period there shall be at least two fiscal quarters with respect to which the Cure Right is not exercised, (ii) in each eight-fiscal-quarter period, there shall be a period of at least four fiscal quarters with respect to which the Cure Right is not exercised and
     (iii) for purposes of this Section 8.2, the Cure Amount shall be no greater than the amount required for purposes of complying with Section 7.1 as of the relevant measurement date.

                             SECTION 9. THE AGENTS

          9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this
Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan
Documents, together with such other powers as are reasonably incidental thereto.
Notwithstanding any provision to the contrary elsewhere in this Agreement, the
Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3 Exculpatory Provisions. Neither any Agent nor any of its
respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct)
or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any
Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan
Document, or to inspect the properties, books or records of any Loan Party.

          9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document
or

                                                                              75

conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may
deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all
Lenders) or as is specified by this Agreement or as it deems appropriate or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this
Agreement and the other Loan Documents in accordance with a request of the
Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. Subject to this
Section 9.4 and the other provisions of this Section 9, the Administrative Agent shall exercise remedies under the Security Documents to the extent directed by the Required Lenders to do so.

          9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the
Borrower referring to this Agreement, describing such Default or Event of
Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. Subject to Section 9.4 and the other provisions of this Section 9, the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders (or, if so specified by this Agreement, all Lenders);
provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to)
take such action, or refrain from taking such action, with respect to such
Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a
Loan Party, shall be deemed to constitute any representation or warranty by any
Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the
Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the
Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

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          9.7 Indemnification. The Lenders agree to indemnify each Agent (which, for purposes of this Section 9.7 shall include the Issuing Lender) in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure
Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time
(whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the
Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing (including, without limitation, with respect to any period prior to the Original Closing Date); provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder. This Section
9.7 shall not apply with respect to taxes which are governed by Section 2.20.

          9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of
Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and
"Lenders" shall include each Agent in its individual capacity.

          9.9 Successor Administrative Agent. The Administrative Agent may
resign as Administrative Agent upon 10 days' notice to the Lenders and the
Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section
8(g) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term
"Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring
Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the
Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring
Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          9.10 Syndication Agent, Co-Documentation Agents and Arranger. Neither
the Syndication Agent, the Co-Documentation Agents nor the Arranger shall have any duties or responsibilities hereunder in its capacity as such, and shall incur no liability under this Agreement and the other Loan Documents.

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          9.11 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue
Service or any other Governmental Authority asserts a claim that the
Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative
Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

                           SECTION 10. MISCELLANEOUS

          10.1 Amendments and Waivers. Neither this Agreement, any other Loan
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The
Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this
Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the
case may be, may specify in such instrument, any of the requirements of this
Agreement or the other Loan Documents or any Default or Event of Default and its
consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, increase the amount or extend the expiration date of any Lender's Revolving Commitment or amend, modify or waive any provision of Section 2.18, 2.19, 2.20, 2.21, 10.5 or 10.7, in each case without the written consent of each Lender directly affected thereby; (ii)
eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this
Agreement and the other Loan Documents, release all or substantially all of the
Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 9 without the written consent of each
Agent affected thereby; (vi) amend, modify or waive any provision of Section 2.7 or 2.8 without the written consent of the Swingline Lender; or (vii) amend, modify or waive any provision of Section 3 without the written consent of the
Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the
Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

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          Notwithstanding the foregoing, this Agreement and the other Loan
Documents may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one
or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this
Agreement and the other Loan Documents with the Term Loans and Revolving
Extensions of Credit and the accrued interest and fees in respect thereof and
(b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders. No Lender
shall be required to provide any additional credit without its prior consent.

          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the
Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders (including the
Issuing Lender), or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:               Allied Security Holdings LLC
                        3606 Horizon Drive
                        King of Prussia, PA  19406
                        Attention:   William A. Torzolini
                        Telecopy:    (610) 239-1108
                        Telephone:   (610) 239-1100

with a copy to:         MacAndrews & Forbes Holdings Inc.
                        35 East 62nd Street
                        New York, NY  10021
                        Attention:   Barry F. Schwartz
                        Telecopy:    (212) 572-5056
                        Telephone:   (212) 572-8600

Administrative Agent:   Bear Stearns Corporate Lending Inc.
                        383 Madison Avenue
                        New York, NY  10179
                        Attention:   Stephen O'Keefe
                        Telecopy:    (212) 272-9184
                        Telephone:   (212) 272-9430

provided, that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Section 2 or 3 unless otherwise agreed by the
Administrative Agent and the applicable Lender. The Administrative Agent, the
Issuing Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

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          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the
Loans and other extensions of credit hereunder.

          10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each Agent (which for purposes of this Section 10.5 shall include the
Issuing Lender) for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, the syndication of the Facilities, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees and disbursements of one firm of counsel (in addition to any local counsel) to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Restatement Effective Date (in the case of amounts to be paid on the Restatement Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the
Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and Agent for all of its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this
Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel to each Lender and of counsel to such Agent,
(c) to pay, indemnify, and hold each Lender and Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and
Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the
Loans or the violation of, noncompliance with or liability under, any
Environmental Law applicable to the operations of any Group Member or any of the
Properties and the reasonable and documented fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any
Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified
Liabilities to the extent such Indemnified Liabilities have resulted from the gross negligence or willful misconduct of such Indemnitee, and provided further, that the Borrower shall not be liable for settlement of any proceeding which is effected without the Borrower's consent (such consent not to be unreasonably withheld). Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands,

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penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section
10.5 shall be submitted to William A. Torzolini (Telephone No. 610-239-1100)
(Telecopy No. 610-239-1108), or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative
Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6 Successors and Assigns; Participations and Assignments.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any
Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii)
below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

               (A) the Borrower, provided, that no consent of the Borrower shall be required for (i) an assignment to a Lender, an affiliate of a
          Lender, an Approved Fund (as defined below) or, if any Event of
          Default has occurred and is continuing, any other Person, (ii) any assignment by the Administrative Agent (or its affiliates) or (iii)
          any assignment of Term Loans;

               (B) the Administrative Agent, provided, that no consent of the
          Administrative Agent shall be required for an assignment of (x) any
          Revolving Commitment to an assignee that is a Lender with a Revolving
          Commitment immediately prior to giving effect to such assignment or an affiliate of such Lender or (y) all or any portion of a Term Loan to a
          Lender, an Affiliate of a Lender or an Approved Fund;

               (C) the Issuing Lender, for any assignment relating to the
          Revolving Facility, provided, that no consent of the Issuing Lender shall be required for an assignment to a Lender, an affiliate of a
          Lender or an Approved Fund; and

               (D) the Swingline Lender, for any assignment relating to the
          Swingline Commitment or Swingline Loans, provided, that no consent of the Swingline Lender shall be required for (i) an assignment to a
          Lender, an affiliate of a Lender or an Approved Fund or (ii) any assignment by the Administrative Agent (or its affiliates).

          (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of (i) an assignment to a Lender, an affiliate of a Lender or an Approved Fund, (ii) an assignment effected within 60 days of the Restatement Effective Date by any Agent in connection with the initial syndication of the Term Commitments and
          Revolving Commitments or (iii) an assignment of the entire remaining

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          amount of the assigning Lender's Commitments or Loans under any
          Facility, the amount of the Commitments or Loans of the assigning
          Lender subject to each such assignment (determined as of the date the
          Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consent, provided, that (1) no such consent of the Borrower shall be required if any Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

               (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption; and

               (C) the Assignee, if it was not a Lender prior to the assignment, shall deliver to the Administrative Agent an administrative questionnaire.

          For the purposes of this Section 10.6, the term "Approved Fund" has the following meaning:

          "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its operations and that is administered or managed by (a) a Lender, (b) an Affiliate of a
     Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each
Assignment and Assumption, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning
Lender thereunder shall, to the extent of the interest assigned by such
Assignment and Assumption, be released from its obligations under this Agreement
(and, in the case of an Assignment and Assumption covering all of the assigning
Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections
2.19, 2.20, 2.21 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and
Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the
Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and
the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this
Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder) and any written consent to such assignment required by paragraph (b)
of this Section, the Administrative Agent shall accept such Assignment and
Assumption

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and record the information contained therein in the Register. Except as set forth in the next sentence, no assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Notwithstanding the foregoing, any assignment by a Lender to an affiliate of such Lender in accordance with the terms of this Section 10.6 shall not be ineffective solely due to any non-recordation by the Administrative Agent of such assignment pursuant to this clause (v) as a condition to the effectiveness thereof to the extent that such non-recordation results solely from any failure by such Lender to furnish the Administrative Agent with an executed Assignment and Assumption relating to such assignment; provided, however, that the Administrative Agent shall be entitled to deal solely with the assigning Lender in connection with any matters under the Loan Documents relating to the interests subject to such assignment, until the Administrative
Agent has been furnished with an executed Assignment and Assumption relating to such assignment.

          (c) (i) Any Lender may, without the consent of the Borrower or the
Administrative Agent, sell participations to one or more banks or other entities
(a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the
Loans owing to it); provided, that (A) such Lender's obligations under this
Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other
Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this
Agreement; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to clause (i) of the proviso to the second sentence of Section 10.1.
Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each
Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b)
as though it were a Lender, provided such Participant shall be subject to
Section 10.7(a) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such
     Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a
     Non-U.S. Lender shall not be entitled to the benefits of Section 2.20 unless such Participant complies with Section 2.20(d).

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a
Federal Reserve Bank, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

          (e) The Borrower agrees to issue Notes to any Lender upon receipt of a written request therefor from such Lender.

          (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or

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the Administrative Agent and without regard to the limitations set forth in
Section 10.6(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender;
provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

          10.7 Adjustments; Set-off.

          (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the
Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, after the occurrence and during the continuation of an Event of Default, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such

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prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern
     District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail
     (or any substantially similar form of mail), postage prepaid, to the
     Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13 Acknowledgements. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this
     Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor;
     and

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          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the Lenders or among the Borrower and the Agents and the
     Lenders.

          10.14 Releases of Guarantees and Liens.

          (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any
Lender or Qualified Counterparty except with respect to any Lender as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any
Loan Document or that has been consented to in accordance with Section 10.1 or
(ii) under the circumstances described in paragraph (b) below.

          (b) At such time as the Payment Obligations have been Fully Satisfied and the Obligations to any Qualified Counterparty under or in respect of
Specified Swap Agreements shall have been Fully Satisfied, the Collateral shall be released from the Liens created by the Security Documents, and the Security
Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security
Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. At the request and expense of any Loan Party following any such termination, the Administrative Agent shall deliver to such Loan Party any Collateral held by the Administrative Agent thereunder and execute and deliver to such Loan Party such documents as it shall reasonably request to evidence such termination.

          10.15 Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, any
Agent or any Lender pursuant to or in connection with this Agreement and designated by such Person in writing as "non-public confidential information"
(the "Confidential Information"); provided, that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent or any other Lender, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its Affiliates, employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates who need to know Confidential Information for purposes directly related to this
Agreement or any other Loan Document or any transactions contemplated thereby in connection with the administration of this Agreement or other Loan Documents and who are informed by the Agent or such Lender of the confidential nature of such
Confidential Information and, except for its attorneys, who agree to be bound by the provisions of this Section 10.15, (d) upon the request or demand of any
Governmental Authority, (e) in response to any order of any court or other
Governmental Authority or as may otherwise be required pursuant to any
Requirement of Law, (f) if requested or required to do so in connection with any litigation, arbitration or similar proceeding; provided, that such Agent or such
Lender, as the case may be, shall promptly inform the Borrower with respect thereto so that the Borrower may seek appropriate protective relief, provided, that in the event that such protective relief or other remedy is not obtained, such Agent or such Lender shall furnish only that portion of the Confidential
Information that is legally required and shall disclose the Confidential
Information in a manner reasonably designated to preserve its confidential nature, (g) that has been publicly disclosed, other than as a result of a breach of this Section 10.15, (h) to the National Association of Insurance
Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan
Document.

                                                                              86

          10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS
HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION
OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY
COUNTERCLAIM THEREIN.

          10.17 Acknowledgement and Agreement. The Borrower hereby acknowledges and agrees that (i) this Agreement shall constitute the Credit Agreement for all purposes under each of the Security Documents and (ii) the obligations secured pursuant to the Security Documents shall for all purposes include the
Obligations.

          10.18 Lender Addenda. Each initial Lender shall become a party to this
Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender.

          10.19 Supplemental Schedules. From time to time, the Borrower shall be permitted to deliver to the Administrative Agent one or more supplemental
Schedules updating the disclosures set forth on the Schedules hereto and upon such delivery, such supplemental Schedules shall replace in their entirety such prior Schedules, provided, that such supplemental Schedules are in form and substance satisfactory to the Required Lenders. The Administrative Agent shall provide to each Lender a copy of any supplemental Schedules delivered by the
Borrower pursuant to this Section 10.19.

          10.20 Existing Credit Agreement Superseded. As set forth in Section
1.3, the Existing Credit Agreement is superseded by this Agreement, which has been executed in renewal, amendment, restatement and modification, but not in novation or extinguishment of, the obligations under the Existing Credit
Agreement. Upon the repayment in full of the Existing Term Loans (including through the conversion of such Existing Term Loans to Term Loans D), the
Existing Term Loans shall be paid in full and any Notes (as defined in the
Existing Credit Agreement) issued with respect to such Existing Term Loans shall be deemed paid in full.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                               ALLIED SECURITY HOLDINGS LLC

                               By: /s/ William A. Torzolini
                                   ---------------------------------------------
                                   Name: William A. Torzolini
                                   Title: Senior Vice President, Chief Financial
                                          Officer and Treasurer

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                               BEAR STEARNS CORPORATE LENDING INC.,
                               as Administrative Agent

                               By: /s/ Victor F. Bulzacchelli
                                   ---------------------------------------------
                                   Name: Victor F. Bulzacchelli
                                   Title: Vice President

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                               SOVEREIGN BANK,
                               as Syndication Agent

                               By: /s/ Kimberly Tavares
                                   ---------------------------------------------
                                    Name: Kimberly Tavares
                                    Title: Vice President

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                               CIT LENDING SERVICES CORPORATION,
                               as Co-Documentation Agent

                               By: /s/ John D. Crawford
                                   ---------------------------------------------
                                   Name: John D. Crawford
                                   Title: Vice President

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                               ING CAPITAL LLC,
                               as Co-Documentation Agent

                               By: /s/ Daryn K. Veney
                                   ---------------------------------------------
                                    Name: Daryn K. Veney
                                    Title: Vice President

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                               PNC BANK, NATIONAL ASSOCIATION,
                               as Co-Documentation Agent

                               By: /s/ Forrest B. Patterson, Jr.
                                   ---------------------------------------------
                                   Name: Forrest B. Patterson, Jr.
                                   Title: Senior Vice President